PRICING SUPPLEMENT No. 15
to Prospectus Supplement dated August 20, 2003
to Prospectus Supplement dated June 14, 2001
and Prospectus dated June 14, 2001

                                   $10,000,000
                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES G
                        1.00% Notes Due November 18, 2009
    Performance Linked to HSBC Holdings plc (HBC) American Depository Shares

Because these notes are part of a series of Lehman Brothers Holdings' debt securities called Medium-Term Notes, Series G, this pricing supplement and the accompanying prospectus supplement, dated August 20, 2003 (the "prospectus supplement") should also be read with the accompanying prospectus supplement, dated June 14, 2001 (the "MTN prospectus supplement") and the accompanying prospectus dated June 14, 2001 (the "base prospectus"). Terms used here have the meanings given them in the prospectus supplement, the MTN prospectus supplement or the base prospectus, unless the context requires otherwise.

o    REFERENCE EQUITY: American Depository Shares ("ADSs") of HSBC Holdings plc,
     each of which currently represents five ordinary shares of HSBC. HSBC is not involved in this offering and has no obligation with respect to the notes.

o    STATED MATURITY DATE: November 18, 2009, subject to postponement if a market disruption event occurs on the valuation date.

o    VALUATION DATE: November 13, 2009, subject to postponement if a market disruption event occurs, as described in page SS-14 of the prospectus supplement, as supplemented by "Postponement of valuation date because of a market disruption event" on page PS-4 of this pricing supplement.

o    INTEREST RATE: 1.00% per annum.

o    INTEREST PAYMENT DATES: May 18 and November 18 of each year, beginning on
     May 18, 2005.

o    INTEREST PAYMENT RECORD DATES: 15 calendar days prior to each interest payment date.

o    THRESHOLD VALUE: $93.4074, which represents approximately 108% of $86.4883, which is the average execution price per ADS of HSBC that an affiliate of
     Lehman Brothers Holdings has paid to hedge Lehman Brothers Holdings'
     obligations under the notes.

o    EARLIEST REDEMPTION DATE: November 11, 2007.

o    REDEMPTION NOTICE PERIOD: 30 calendar days.

o    OPTIONAL REPURCHASE NOTICE PERIOD: Eight business days.

o    REPURCHASE OPTION: As described in page SS-13 of the prospectus supplement, as supplemented by "Repurchase Option" on page PS-3 of this pricing supplement.

o    DETERMINATION PERIOD: Three business days.

o    MULTIPLIER: The initial multiplier for HSBC ADSs is 1.0. In addition to adjustments to the multiplier described in the prospectus supplement, the multiplier is subject to adjustment if HSBC changes the per ADS amount of dividends it pays.

o    ADDITIONAL ADJUSTMENTS TO MULTIPLIER: If the amount of any quarterly dividend that HSBC pays on its ADSs is less than $0.65 per ADS (the amount of the quarterly dividend per ADS most recently paid by HSBC), including if
     HSBC fails to declare or make a quarterly dividend payment on its ADSs, the multiplier used in determining the settlement value will be reduced, thereby potentially decreasing the amount you may receive upon maturity or upon repurchase or redemption. If the amount of any such quarterly dividend is more than $0.65 per ADS, the multiplier will be increased, thereby potentially increasing the amount you may receive upon maturity or upon repurchase or redemption. See "Additional Adjustments to the Multiplier" on
     page PS-2 of this pricing supplement.

o    STOCK SETTLEMENT OPTION: Yes, as described in page SS-19 of the prospectus supplement, as supplemented by "Stock settlement option" on page PS-4 of this pricing supplement.

o    LISTING: The notes will not be listed on any exchange.

     Investing in the notes involves risks. Risk Factors begin on pages PS-2 of this pricing supplement and SS-7 of the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement, any accompanying prospectus supplement or any accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

                                                Per Note           Total
                                                --------           -----
Public offering price.......................    100.00%          $10,000,000
Underwriting discount.......................      0.25%              $25,000
Proceeds to Lehman Brothers Holdings........     99.75%           $9,975,000

                             ----------------------

Lehman Brothers Holdings has granted the underwriter an option to purchase, within 13 days of the original issuance, up to an additional $1,500,000 aggregate principal amount of notes on the same terms and conditions set forth above solely to cover over-allotments, if any.

The notes are expected to be ready for delivery in book-entry form only through
The Depository Trust Company on or about November 18, 2004.

                             ----------------------

                                 LEHMAN BROTHERS
November 11, 2004

                             ADDITIONAL RISK FACTORS

THE INCLUSION OF COMMISSIONS AND PROJECTED PROFIT FROM HEDGING IN THE PUBLIC
OFFERING PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. is willing to purchase the notes in secondary market transactions will likely be lower than the public offering price, since the public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging the obligations of Lehman
Brothers Holdings under the notes. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of dealer discounts, mark-ups or other transaction costs.

THE NOTES MAY NOT BE ACTIVELY TRADED.

The notes are not listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide significant liquidity. Lehman Brothers Inc. currently intends to act as a market maker for the notes, but it is not required to do so.

YOU HAVE NO SHAREHOLDER RIGHTS.

Investing in the notes is not equivalent to investing in the ADSs or the ordinary shares of HSBC. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions (although the multiplier will be adjusted to reflect changes in the rate of dividends on HSBC
ADSs) or any other rights with respect to the ADSs or the ordinary shares of
HSBC.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH FOREIGN
SECURITIES MARKETS.

The HSBC ADSs are based on the ordinary shares of HSBC that are denominated in a foreign currency. You should be aware that investments in securities linked to foreign equity securities involve particular risks. The foreign securities markets may be more volatile than U.S. securities markets, and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Foreign companies whose securities are publicly traded in the U.S. are generally subject to more limited reporting requirements of the Securities and Exchange Commission than U.S.
reporting companies, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in equity securities of foreign companies and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

                    ADDITIONAL ADJUSTMENTS TO THE MULTIPLIER

The initial multiplier for the HSBC ADSs is 1.0. In addition to adjustments to the multiplier described in the prospectus supplement, the multiplier is subject to adjustment as described below if HSBC changes the per share amount of dividends it pays on its ADSs.

If, during the period from, but excluding, the date of this pricing supplement to the valuation date, holders of record of HSBC ADSs are entitled to receive a cash dividend (other than an extraordinary cash dividend, as determined by the calculation agent in its good faith judgment) from HSBC and the amount of the dividend is less than the base dividend (as described below) per ADS (the amount of the quarterly dividend per ADS most recently paid by HSBC prior to the date of this pricing supplement), including if HSBC fails to declare or make a quarterly dividend payment on its ADSs (as determined by the calculation agent in its sole and absolute discretion), the multiplier shall be reduced, effective at the close of business on the business day immediately preceding the ex-dividend date for the

                                      PS-2

HSBC dividend (such business day, the "effective adjustment date"), so that the new multiplier equals the product of the then current multiplier and:

                   1 - base dividend - new dividend
                       ----------------------------
                               closing price

Any such downward adjustment to the multiplier may decrease the amount you receive upon maturity or upon repurchase or redemption. In no event, however, will the multiplier be reduced to less than zero. The "base dividend" shall be
$0.65, the amount of the quarterly dividend per ADS most recently paid by HSBC prior to the date of this pricing supplement, subject to adjustment in the event of certain events affecting HSBC ADSs, such as share splits, reverse share splits or reclassifications, as determined by the calculation agent, in its good faith judgment. The "new dividend" shall be the dividend per ADS of HSBC, which may be zero, giving rise to the adjustment. The "closing price" shall be the closing price of HSBC ADSs on the effective adjustment date for the HSBC ADS dividend giving rise to the adjustment. If the calculation agent determines in its sole and absolute discretion that HSBC has failed to declare or make a quarterly dividend payment, the effective adjustment date for adjusting the multiplier will be the first business day immediately following the 3rd day of each January, April, July or October and the valuation date, as applicable.

If, during the period from, but excluding, the date of this pricing supplement to the valuation date, holders of record of HSBC ADSs are entitled to receive a cash dividend (other than an extraordinary cash dividend, as determined by the calculation agent in its good faith judgment) from HSBC and the amount of the dividend is more than the base dividend per share, the multiplier shall be increased, effective at the close of business on the effective adjustment date, so that the new multiplier equals the product of the then current multiplier and:

                   1 + new dividend - base dividend
                       ----------------------------
                               closing price

Any such upward adjustment to the multiplier may increase the amount you receive upon maturity or upon repurchase or redemption. The adjustments to the multiplier discussed above are in addition to any other adjustments that may be made to the multiplier for the reasons described in the prospectus supplement under "Description of the Notes--Adjustments to multipliers and to securities included in the calculation of the settlement value."

You may call Lehman Brothers Inc. at 212-526-0905 to obtain the current value of the multiplier.

                                REPURCHASE OPTION

If you exercise your option to require Lehman Brothers Holdings to repurchase your notes prior to maturity, you will receive on the repurchase date, subject to the following paragraph, for each $1,000 principal amount of notes, 10.70579
HSBC ADSs, rather than the alternative redemption amount in cash. See
"Description of the Notes-Your option to require Lehman Brothers Holdings to repurchase the notes prior to maturity" in the prospectus supplement. Upon the occurrence of certain events, or if HSBC is involved in certain extraordinary transactions, the number of HSBC ADSs to be delivered may be adjusted and Lehman
Brothers Holdings may deliver, in lieu of or in addition to HSBC ADSs, cash and any other equity securities used in the calculation of the settlement value. See
"Description of Notes-Adjustments to multipliers and to securities included in the calculation of the settlement value" in the prospectus supplement. If the calculations above result in fractional shares, Lehman Brothers Holdings will pay cash to you in an amount equal to the value of the fractional shares based upon the closing price of HSBC ADSs or such other equity securities on the third business day preceding the repurchase date.

If, however, Lehman Brothers Holdings determines that it is prohibited from delivering HSBC ADSs or other equity securities, or that it would otherwise be unduly burdensome to do so, it will pay the entire repurchase price in cash, as described in "Description of the Notes-Your option to require Lehman Brothers
Holdings to repurchase the notes prior to maturity" in the prospectus supplement.

                                      PS-3

                             STOCK SETTLEMENT OPTION

Lehman Brothers Holdings has the option to settle the notes, at maturity (but not upon redemption) with ADSs of HSBC, as described in "Stock settlement option" of the prospectus supplement. In the event Lehman Brothers Holdings elects stock settlement, you will receive, subject to the following paragraph, for each $1,000 principal amount of notes, a number of HSBC ADSs that as of the valuation date is equal to the greater of (a) $1,000 divided by the settlement value or (b) the Alternative Redemption Amount divided by settlement value. See
"Description of the Notes-Stock settlement option" in the prospectus supplement.
Upon the occurrence of certain events, or if HSBC is involved in certain extraordinary transactions, the number of HSBC ADSs to be delivered may be adjusted and Lehman Brothers Holdings may deliver, in lieu of or in addition to
HSBC ADSs, cash and any other equity securities used in the calculation of the settlement value. See "Description of Notes-Adjustments to multipliers and to securities included in the calculation of the settlement value" in the prospectus supplement. If the calculations above result in fractional shares,
Lehman Brothers Holdings will pay cash to you in an amount equal to the value of the fractional shares based upon the closing price of HSBC ADSs or such other equity securities on the valuation date. Because the settlement value will ordinarily be determined three business days prior to the maturity date, if
Lehman Brothers Holdings elects the stock settlement option, the effect to holders will be as if the notes matured three business days prior to the maturity date. Thus, the value of HSBC ADSs and any other equity securities and cash that you receive at maturity may be more or less than the amount you would have received had Lehman Brothers Holdings not elected the stock settlement option as a result of fluctuations in the value of these securities during the three-day period. Consequently it is possible that the aggregate value of the cash and securities that you receive at maturity may be less than $1,000 per
$1,000 note.

If Lehman Brothers Holdings determines that it is prohibited from delivering
HSBC ADSs or other equity securities, or that it would otherwise be unduly burdensome to do so, it will pay the entire amount due on the maturity date in cash.

       POSTPONEMENT OF VALUATION DATE BECAUSE OF A MARKET DISRUPTION EVENT

If a market disruption event occurs on a day that would otherwise be the originally scheduled valuation date set forth on the cover page of this pricing supplement, the valuation date will be postponed until the next scheduled trading day on which no market disruption event occurs; provided, however, if a market disruption event occurs on each of the eight scheduled trading days following the originally scheduled valuation date, then (a) that eighth scheduled trading day shall be deemed the valuation date and (b) the calculation agent shall determine the closing price of the index stock based upon its good faith estimate of the value of the index stock as of the close of trading on the relevant exchange on that eighth scheduled trading day.

                     EXAMPLES OF AMOUNT PAYABLE AT MATURITY

Here are two examples of hypothetical alternative redemption amount calculations. In each of these examples it is assumed that HSBC does not change the amount of the quarterly dividends that it pays on its common stock during the term of the notes.

EXAMPLE 1. ASSUMING THE SETTLEMENT VALUE IS $60.00:

Alternative redemption amount per $1,000 note =

                         $60.00
    $1,000     x    --------------   =   $642.35
                       $93.4074

As a result, on the maturity date or upon redemption, you would receive $1,000, plus accrued but unpaid interest, per $1,000 note because $1,000 is greater than
$642.35.

In the case of stock settlement in this example, you would receive, for each
$1,000 note, 16 HSBC ADSs plus $40 in cash at maturity, or 10 HSBC ADSs plus
$42.35 in cash upon repurchase, together, in each case, with accrued but unpaid interest.

                                      PS-4

EXAMPLE 2. ASSUMING THE SETTLEMENT VALUE IS $120.00:

Alternative redemption amount per $1,000 note =

                       $120.00
    $1,000     x    --------------  =   $1,284.69
                      $93.4074

As a result, on the maturity date or upon redemption, you would receive
$1,284.69, plus accrued but unpaid interest, per $1,000 note because $1,284.69 is greater than $1,000.

In the case of stock settlement in this example, you would receive, for each
$1,000 note, 10 HSBC ADSs plus $84.69 in cash at maturity or upon repurchase, together, in each case, with accrued but unpaid interest.

To the extent the actual settlement value differs from the levels assumed above or that HSBC changes the amount of the dividends it pays, the results indicated
above would be different.

                    SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

An amount equal to approximately 55% of the proceeds to be received by Lehman
Brothers Holdings from the sale of the notes has been or will be used by Lehman
Brothers Holdings or one or more of its subsidiaries before and immediately following the initial offering of the notes to acquire HSBC ADSs.

                                 THE INDEX STOCK

HSBC HOLDINGS PLC

Lehman Brothers Holdings has obtained the following information regarding HSBC
Holdings plc from HSBC's reports filed with the SEC.

HSBC Holdings plc is a banking and financial services organization. The founding member of HSBC, The Hongkong and Shanghai Banking Corporation Limited, was
established in Hong Kong and Shanghai in 1865. The bank expanded rapidly, with an emphasis on building up representation in China and the rest of the
Asia-Pacific region, whilst also establishing a presence in the major financial and trading centers in Europe and America. In the mid-1950s, The Hongkong and
Shanghai Banking Corporation embarked on a strategy of pursuing profitable growth through acquisition as well as organic development - a combination that has remained a key feature of HSBC's approach ever since. Today, the company is one of the largest banking and financial services organizations in the world, with a market capitalization of US$172 billion as of December 31, 2003.

Headquartered in London, the company operates through long-established businesses and has an international network of over 9,500 offices in 79 countries and territories in five regions: Europe; Hong Kong; the rest of
Asia-Pacific, including the Middle East and Africa; North America; and South
America. Within these geographical regions, a comprehensive range of financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. The company manages its business through the following customer groups: Personal Financial Services; Commercial Banking;
Corporate, Investment Banking and Markets; and Private Banking. While part of
Personal Financial Services, the consumer finance operations of Household are currently a distinct business and have been separately identified accordingly.
Services are delivered through businesses which usually operate as domestic banks, typically with large retail deposit bases and strong liquidity and capital ratios. In North America, Household is one of the largest consumer finance companies in the US, and is substantially funded in the wholesale market. By using the company's extensive technological links, businesses are able to access its wide range of products and services and adapt them to local customer needs.

The index stock is registered under the Securities Exchange Act of 1934.
Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the SEC.
Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website described under "Where You Can Find More Information" on page 6 of the accompanying base prospectus. In addition, information regarding the index stock issuer may be obtained from other sources including, but not

                                      PS-5

limited to, press releases, newspaper articles and other publicly disseminated documents. In connection with the offering of the notes, neither Lehman Brothers
Holdings nor any of its affiliates has participated in the preparation of such documents or made any due diligence inquiry with respect to the index stock issuer. Neither Lehman Brothers Holdings nor any of its affiliates makes any representation that such publicly available documents are or any other publicly available information regarding the index stock issuer is accurate or complete.
Furthermore, Lehman Brothers Holdings and its affiliates cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the trading price of the index stock issuer have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the index stock issuer could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes. Neither Lehman Brothers
Holdings nor any of its affiliates makes any representation to you as to the performance of the index stock issuer.

Lehman Brothers Holdings and/or its affiliates may presently or from time to time engage in business with the index stock issuer, including extending loans to, entering into loans with, or making equity investments in, the index stock issuer or providing advisory services to the index stock issuer, including merger and acquisition advisory services. In the course of such business, Lehman
Brothers Holdings and/or its affiliates may acquire non-public information with respect to the index stock issuer, and neither Lehman Brothers Holdings nor any of its affiliates undertakes to disclose any such information to you.

In addition, one or more of Lehman Brothers Holdings' affiliates may publish research reports with respect to the index stock issuer, and these reports may or may not recommend that investors buy or hold the index stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As an investor in your note, you should undertake an independent investigation of the index stock issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the index stock issuer.

HISTORICAL INFORMATION ABOUT HSBC ADSS

HSBC ADSs are listed on The New York Stock Exchange under the symbol "HBC." The ordinary shares of HSBC are listed and traded on the London Stock Exchange, as well as on other international securities exchanges.

The following table presents the high and low closing prices for HSBC ADSs, as reported on The New York Stock Exchange during each fiscal quarter in 2001,
2002, 2003 and 2004 (through the date of this pricing supplement), and the closing price at the end of each quarter in 2001, 2002, 2003 and 2004 (through the date of this pricing supplement).

It is impossible to predict whether the price of the index stock will rise or fall. The historical prices of the index stock are not indications of future performance. Lehman Brothers Holdings cannot assure you that the prices of the index stock will not fall below the threshold value or will increase enough so that the alternative redemption amount will be greater than or equal to $1,000.
The historical prices below have been adjusted to reflect any stock splits or reverse stock splits.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

                                                        HIGH                    LOW                PERIOD END
                                                        ----                    ---                ----------

2001
   First Quarter...............................         $79.71                $56.25                 $59.65
   Second Quarter..............................          66.00                 57.80                  59.90
   Third Quarter...............................          61.86                 44.75                  53.70
   Fourth Quarter..............................          63.70                 52.54                  59.71

2002
   First Quarter...............................         $61.62                $54.94                 $58.28
   Second Quarter..............................          64.39                 56.10                  58.20

                                      PS-6

   Third Quarter...............................          59.58                 51.48                  51.48
   Fourth Quarter..............................          59.09                 50.32                  54.98

2003
   First Quarter ..............................         $57.33                $51.12                 $51.12
   Second Quarter..............................          62.47                 51.55                  59.11
   Third Quarter...............................          67.26                 58.64                  66.00
   Fourth Quarter..............................          78.82                 67.99                  78.82

2004
   First Quarter...............................         $82.49                $73.50                 $74.80
   Second Quarter..............................          76.52                 70.00                  74.91
   Third Quarter ..............................          79.80                 72.66                  79.80
   Fourth Quarter (through the date of this
     pricing supplement).......................          86.61                 79.82                  86.61

                                      PS-7

HYPOTHETICAL RETURNS

The table below illustrates, for a range of hypothetical settlement values calculated on the valuation date:

o    the hypothetical alternative redemption amount per $1,000 note;

o    the percentage change from the principal amount to the hypothetical alternative redemption amount;

o    the hypothetical total amount payable per $1,000 note without interest;

o    the hypothetical total rate of return without interest;

o    the hypothetical annualized pre-tax rate of return without interest;

o    the hypothetical total rate of return including interest; and

o    the hypothetical annualized pre-tax rate of return including interest.

                                  PERCENTAGE     HYPOTHETICAL
                                   CHANGE OF     TOTAL AMOUNT                HYPOTHETICAL                 HYPOTHETICAL
                                 HYPOTHETICAL     PAYABLE AT                  ANNUALIZED                   ANNUALIZED
                  HYPOTHETICAL    ALTERNATIVE       STATED      HYPOTHETICAL   PRE-TAX     HYPOTHETICAL     PRE-TAX
  HYPOTHETICAL    ALTERNATIVE     REDEMPTION     MATURITY PER    TOTAL RATE    RATE OF      TOTAL RATE      RATE OF
   SETTLEMENT      REDEMPTION     AMOUNT OVER     $1,000 NOTE    OF RETURN     RETURN       OF RETURN        RETURN
  LEVEL ON THE     AMOUNT PER    THE PRINCIPAL     (WITHOUT      (WITHOUT     (WITHOUT        (WITH          (WITH
 VALUATION DATE   $1,000 NOTE       AMOUNT         INTEREST)     INTEREST)    INTEREST)      INTEREST)      INTEREST)
---------------  --------------  -------------   -------------  ------------ -----------   -------------   -----------

     $20.00          $214.12         -78.59%       $1,000.00         0.00%        0.00%           5.00%        0.98%
      40.00           428.23         -57.18         1,000.00         0.00         0.00            5.00         0.98
      60.00           642.35         -35.77         1,000.00         0.00         0.00            5.00         0.98
      80.00           856.46         -14.35         1,000.00         0.00         0.00            5.00         0.98
    93.4074         1,000.00           0.00         1,000.00         0.00         0.00            5.00         0.98
     100.00         1,070.58           7.06         1,070.58         7.06         1.37           12.06         2.30
     120.00         1,284.69          28.47         1,284.69        28.47         5.14           33.47         5.94
     140.00         1,498.81          49.88         1,498.81        49.88         8.43           54.88         9.14

-----------------------

For purposes of this table, it is assumed that HSBC does not change the amount of the quarterly dividends that it pays on its ADSs during the term of the notes.

The above figures are for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rates of return will depend entirely on the actual settlement value determined by the calculation agent. In particular, the actual settlement value could be lower or higher than those reflected in the table.

The table above only provides hypothetical return information with regard to notes held to maturity. It is not applicable in the case of notes repurchased or redeemed prior to the stated maturity date.

You should compare the features of the notes to other available investments before deciding to purchase the notes. Due to the uncertainty as to whether the alternative redemption amount, at stated maturity or in connection with a repurchase or redemption, will be greater than $1,000 per $1,000 note or whether the notes will be redeemed prior to the stated maturity date, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Lehman Brothers Holdings or by others and available through Lehman Brothers Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

                                      PS-8

           SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Lehman Brothers Holdings is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the notes and estimates the amount and timing of contingent payments on the notes. Lehman Brothers
Holdings has determined that the comparable yield is an annual rate of 4.125%
compounded semi-annually. Based on the comparable yield, the projected payment schedule per $1,000 note is $5.00 semi-annually and $1,176.58 due at maturity, which includes the final interest payment. Lehman Brothers Holdings agrees and, by purchasing a note, you agree, for United States federal income tax purposes, to be bound by Lehman Brothers Holdings' determination of the comparable yield and projected payment schedule. As a consequence, for United States federal income tax purposes, you must use the comparable yield determined by Lehman
Brothers Holdings and the projected payments set forth in the projected payment schedule prepared by Lehman Brothers Holdings in determining your interest accruals, and the adjustments thereto, in respect of the notes.

Because there is no statutory, judicial, or administrative authority directly addressing the characterization of notes with terms such as the notes for United
States federal income tax purposes, it is possible that the Internal Revenue
Service could assert characterizations other than those described in the accompanying prospectus supplement that could affect the timing, amount and character of income, gain, loss or deduction. You should consult your own tax advisors concerning the federal income tax consequences of the notes in light of your particular situation. See "United States Federal Income Tax Consequences"
in the accompanying prospectus supplement.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

Lehman Brothers Holdings has agreed to sell to Lehman Brothers Inc., the agent, as principal, and the agent has agreed to purchase, all of the notes at the price indicated on the cover of this pricing supplement.

The agent will offer the notes initially at a public offering price equal to the issue price set forth on the cover of this pricing supplement. After the initial public offering, the public offering price may from time to time be varied by the agent.

Lehman Brothers Holdings has granted to the underwriter an option to purchase, at any time within 13 days of the original issuance of the notes, up to
$1,500,000 additional aggregate principal amount of notes solely to cover over-allotments. To the extent that the option is exercised, the underwriter will be committed, subject to certain conditions, to purchase the additional notes. If this option is exercised in full, the total public offering price, the underwriting discount and proceeds to Lehman Brothers Holdings would be approximately $11,500,000, $28,750 and $11,471,250, respectively.

Lehman Brothers Holdings expects to deliver the notes against payment on or about November 18, 2004, which is the fifth business day following the date of this pricing supplement.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if any purchaser wishes to trade the notes on the date of this pricing supplement, it will be required, by virtue of the fact that the notes initially will settle on the fifth business day following the date of this pricing supplement, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

                                      PS-9

PROSPECTUS SUPPLEMENT
(To prospectus dated June 14, 2001 and
prospectus supplement dated June 14, 2001)

                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES G
              PERFORMANCE LINKED TO THE VALUE OF A COMMON STOCK, A
       STOCK INDEX, A BASKET OF COMMON STOCKS OR A BASKET OF STOCK INDICES

The following terms will generally apply to certain notes that Lehman Brothers
Holdings will sell from time to time using this prospectus supplement (the
"prospectus supplement") and the accompanying prospectus supplement dated June
14, 2001 relating to Lehman Brothers Holdings' Medium-Term Notes, Series G (the
"MTN prospectus supplement") and the accompanying prospectus dated June 14, 2001
(the "base prospectus"). Lehman Brothers Holdings will include information on the specific terms for each series of notes in a pricing supplement to this prospectus supplement that Lehman Brothers Holdings will deliver to prospective buyers of the notes.

SECURITIES OFFERED: Notes of Lehman Brothers Holdings (a "note," and in the aggregate, the "notes").

REFERENCE EQUITY: The return on the notes will be linked to a common stock (an
"index stock"), a stock index, a basket of common stocks or a basket of stock indices, as specified in the relevant pricing supplement.

PRINCIPAL AMOUNT: As specified in the relevant pricing supplement.

STATED MATURITY DATE: As specified in the relevant pricing supplement, subject to postponement if a market disruption event occurs on the valuation date.

INTEREST: Lehman Brothers Holdings will pay you interest on the dates and at the rate per year specified in the relevant pricing supplement.

VALUATION DATE: As specified in the relevant pricing supplement, subject to postponement if a market disruption event occurs.

THRESHOLD VALUE: As specified in the relevant pricing supplement.

DENOMINATIONS:  $1,000 and whole multiples of $1,000.

RANKING:  Senior unsecured debt securities of Lehman Brothers Holdings.

PAYMENT AT MATURITY: At maturity, Lehman Brothers Holdings will pay to you, per
$1,000 note, the greater of:

(1) $1,000, plus any accrued but unpaid interest; and

(2) the alternative redemption amount, plus any accrued but unpaid interest. The alternative redemption amount per $1,000 note will equal $1,000 multiplied by a ratio determined by dividing the settlement value on the valuation date by the threshold value.

The settlement value used for calculating the alternative redemption amount on the stated maturity date will generally be the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the valuation date. For notes whose performance is linked to an index stock or a basket of common stocks, the settlement value may reflect certain extraordinary transactions that may occur involving the index stock issuer or the issuers of the common stocks included in the basket, as the case may be.

You can calculate the alternative redemption amount using the following formula:

                                  settlement value
                 $1,000      x    ----------------
                                  threshold value

As a result, you will only receive the alternative redemption amount if the settlement value is greater than the threshold value.

REDEMPTION: On or after the date specified in the relevant pricing supplement,
Lehman Brothers Holdings may redeem, on not less than 30 days' (or such other period specified in the relevant pricing supplement) prior written notice, each
$1,000 note which is part of the series at a price equal to the amount that would be payable to you at maturity, but with the settlement value on the redemption date based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date notice of redemption is given.

REPURCHASE OPTION: At any time until the earlier of (a) the date Lehman Brothers
Holdings gives notice of its intention to redeem the notes or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated maturity date, you may require Lehman Brothers Holdings to repurchase each $1,000 note which is part of the series at a price equal to the alternative redemption amount, but with the settlement value on the repurchase date based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date, plus any accrued but unpaid interest through but excluding the repurchase date.

STOCK SETTLEMENT OPTION: In the case of notes whose performance is linked to an index stock, the relevant pricing supplement will specify whether Lehman
Brothers Holdings has the option of paying the amount due at maturity or upon redemption in shares of the index stock (and any other equity securities used in the calculation of the settlement value) or in cash. Notes whose performance is linked to an index or a basket of common stocks or indices may only be settled in cash, unless otherwise provided in the relevant pricing supplement.

OTHER TERMS: You should review "Description of the Notes" and the relevant pricing supplement for other terms that apply to your notes. If any information in the relevant pricing supplement is inconsistent with this prospectus supplement, the MTN prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement.

    Investing in the notes involves risks. Risk Factors begin on page SS-6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS SUPPLEMENT OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR PROSPECTUS IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, makes a market in Lehman Brothers Holdings' securities. It may act as principal or agent in, and this prospectus supplement may be used in connection with, those transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

                         ------------------------------

                                 LEHMAN BROTHERS

August 20, 2003

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT, THE MTN PROSPECTUS SUPPLEMENT, THE BASE
PROSPECTUS, AND ANY RELEVANT PRICING SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO
PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE
INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE MTN PROSPECTUS
SUPPLEMENT OR THE BASE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE
ON THE FRONT COVER OF THE DOCUMENT. SECURITIES ARE NOT BEING OFFERED IN ANY
JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

                                 ---------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                            MTN PROSPECTUS SUPPLEMENT

                                 BASE PROSPECTUS

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED

                                      SS-2

                           SUMMARY INFORMATION -- Q&A

This summary highlights selected information from this prospectus supplement, the MTN prospectus supplement and the base prospectus to help you understand the notes. You should carefully read this prospectus supplement, the MTN prospectus supplement, the base prospectus and the relevant pricing supplement to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the "Risk Factors" section beginning on page SS-6 to determine whether an investment in the notes is appropriate for you.

In this prospectus supplement, references to the "base prospectus" mean the accompanying prospectus, as supplemented by the accompanying MTN prospectus supplement. References to the "relevant pricing supplement" mean the pricing supplement that describes the specific terms of the series of the notes that you purchase.

WHAT ARE THE NOTES?

The notes will be a series of senior debt of Lehman Brothers Holdings whose value will be tied to the performance of an index stock, a stock index, a basket of common stocks or a basket of stock indices. See "Common Stock Information"
and "Index Information." The notes will rank equally with all other unsecured debt of Lehman Brothers Holdings, except subordinated debt, and will mature on the date specified in the relevant pricing supplement, unless postponed because a market disruption event occurs. See "Description of the Notes."

WHAT PAYMENTS WILL I RECEIVE ON THE NOTES BEFORE MATURITY?

The interest rate, the interest payment dates and the related record dates will be specified in the relevant pricing supplement. If any interest payment date is not a business day, you will receive payment on the following business day.

WHAT WILL I RECEIVE IF I HOLD THE NOTES UNTIL THE MATURITY DATE?

Lehman Brothers Holdings has designed this type of note for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in a possible increase in the market price of the index stock, the level of the index or the level of the basket, as the case may be. At maturity, you will receive a payment per
$1,000 note equal to the greater of:

o    $1,000, plus any accrued but unpaid interest; and

o    the alternative redemption amount, plus any accrued but unpaid interest.

The payment on the stated maturity date may be postponed if a market disruption event occurs.

As a result, if you hold the notes until maturity, you will not receive less than the principal amount.

HOW DOES THE REDEMPTION FEATURE WORK?

Lehman Brothers Holdings may redeem, on not less than 30 days' (or such other period specified in the relevant pricing supplement) prior written notice, all or part of a series of notes on one or more occasions on or after the date specified in the relevant pricing supplement at a redemption price per $1,000 note equal to the greater of:

o    $1,000, plus any accrued but unpaid interest; and

o    the alternative redemption amount, but with the settlement value on the redemption date based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date the notice of redemption is given, plus any accrued but unpaid interest.

The payment on the redemption date may be postponed if a market disruption event occurs.

As a result, if Lehman Brothers Holdings redeems your notes, you will not receive less than the principal amount.

HOW CAN YOU REQUIRE LEHMAN BROTHERS HOLDINGS TO REPURCHASE YOUR NOTES?

At any time until the earlier of (a) the date Lehman Brothers Holdings gives notice of its intention to redeem the notes or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated
maturity date, you may instruct Lehman Brothers Holdings to repurchase all or part of your notes at a price per $1,000 note equal to the alternative redemption amount, but with the settlement value on the repurchase date based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date, plus any accrued but unpaid interest through but

                                      SS-3

excluding the repurchase date, by giving Lehman Brothers Holdings written notice on any business day at the corporate trust office of the trustee for the notes.
The repurchase date will be the eighth business day following the business day when Lehman Brothers Holdings has received your written notice, unless payment is postponed because a market disruption event occurs.

If Lehman Brothers Holdings repurchases your notes, the amount you receive may be greater or less than $1,000 per $1,000 note.

HOW WILL THE ALTERNATIVE REDEMPTION AMOUNT BE CALCULATED?

The alternative redemption amount per $1,000 note will be calculated by the following formula:

                                settlement value
         $1,000        x        ----------------
                                 threshold value

This formula accounts for the fact that the settlement value must be greater than the threshold value for you to receive any amount above $1,000 per $1,000 note and the portion of any increase that you will receive if the settlement value is greater than the threshold value. The threshold value will be specified in the relevant pricing supplement.

The settlement value at maturity or upon repurchase or redemption will generally be the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the valuation date (in the case of payment at maturity), the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date (in the case of a repurchase) or on the date the notice of redemption is given (in the case of a redemption); provided that if a market disruption event occurs on any such day, the settlement value will be based upon the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the next succeeding business day on which no market disruption event occurs. For notes whose performance is linked to an index stock or a basket of common stocks, the settlement value will also include any other equity securities or any cash received by a holder of the index stock or a holder of the common stocks in the basket, as the case may be, as a result of extraordinary corporate transactions as described below. See
"Description of the Notes--Determination of alternative redemption amount" for details. For notes whose performance is linked to an index or a basket of indices, the closing level of a relevant index may be adjusted in limited circumstances. See "Description of the Notes--Discontinuance of one or more relevant indices" for details. The threshold value used for calculating the alternative redemption amount will be specified in the relevant pricing supplement.

The relevant pricing supplement will contain examples of how the alternative redemption amount will be calculated.

WHAT CHANGES WILL BE MADE TO THE SETTLEMENT VALUE?

For notes whose performance is linked to an index stock or a basket of common stocks, changes will be made to the settlement value if the index stock issuer or the issuers of the common stocks included in the basket, as the case may be, or other issuers whose securities are included in the calculation of the settlement value, engage in certain extraordinary transactions. For example, if an issuer is not the surviving entity in a merger, its common stock will be removed from the calculation of the settlement value and the settlement value will then include equity securities of the successor entity or cash received in the merger plus accrued interest. Also as an example, if an issuer distributes equity securities of a subsidiary to shareholders, the subsidiary's equity securities will then be added to the settlement value. See "Description of the
Notes--Adjustments to multipliers and to securities included in the calculation of the settlement value."

WHAT IS THE STOCK SETTLEMENT OPTION?

In the case of notes whose performance is linked to an index stock, the relevant pricing supplement will specify whether the stock settlement option (as defined below) will be available to Lehman Brothers Holdings. If the relevant pricing supplement provides for the stock settlement option at maturity or upon redemption, Lehman Brothers Holdings, at its sole option with not less than 15 days' prior written notice to the trustee, will pay the amount payable at maturity or upon redemption either (i) in cash or (ii) in shares of the index stock (and any other equity securities used in the calculation of the settlement value), based on the settlement value (the "stock settlement option"). If Lehman
Brothers Holdings elects the stock settlement option, no fractional shares of the index stock (or of any other equity securities used in the calculation of the settlement value) will be issued unless otherwise provided in the relevant pricing supplement. Notes whose performance is linked to an index or a basket of common stocks or indices may only be settled in cash, unless otherwise provided in the relevant pricing supplement.

                                      SS-4

HOW WILL I BE ABLE TO FIND THE SETTLEMENT VALUE?

You may call Lehman Brothers Inc. at 212-526-0905 to obtain the settlement value and, in the case of notes whose performance is linked to an index stock or to a basket of common stocks, the number of shares of each stock and other equity securities included in the calculation of the settlement value per $1,000 note, calculated as if the settlement value were being determined on that date.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

Yes, the notes will be subject to a number of risks. See "Risk Factors"
beginning on page SS-8.

WHAT ABOUT TAXES?

The notes will be subject to U.S. Treasury regulations that apply to contingent payment debt instruments. As a result, you will be subject to federal income tax on the accrual of original issue discount in respect of the notes based on the
"comparable yield" of the notes, which will exceed the stated interest payments actually made to you. The "comparable yield" of the notes will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes. In addition, gain and, to some extent, loss on the sale, exchange or other disposition of notes will generally be ordinary income or loss. See "United States Federal Income Tax Consequences."

WHO IS LEHMAN BROTHERS HOLDINGS?

Lehman Brothers Holdings Inc. ("Lehman Brothers Holdings") is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth clients and customers. Lehman Brothers Holdings' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. See "Lehman Brothers
Holdings Inc." and "Where You Can Find More Information" on pages 2 and 6 of the base prospectus.

You may request a copy of any document Lehman Brothers Holdings Inc. files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities and Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers
Holdings at the following address, which replaces the address provided in the accompanying base prospectus:

         Office of the Corporate Secretary
         399 Park Avenue
         New York, New York 10022
         (212) 526-0858

Lehman Brothers Holdings' principal executive offices are located at the following address, which likewise replaces the address provided in the accompanying base prospectus:

         745 Seventh Avenue
         New York, New York 10019
         (212) 526-7000

WHAT IS THE ROLE OF LEHMAN BROTHERS INC.?

Unless indicated otherwise in the relevant pricing supplement, Lehman Brothers
Inc., a subsidiary of Lehman Brothers Holdings, will be an agent for the offering and sale of the notes. Lehman Brothers Inc. will also be the calculation agent for purposes of determining the amount you receive and, in the case of notes whose performance is linked to an index stock, the number of shares of the index stock (and any other equity securities used in the calculation of the settlement value) you receive if Lehman Brothers Holdings elects the stock settlement option at maturity or upon the earlier redemption or repurchase of the notes by Lehman Brothers Holdings. Potential conflicts of interest may exist between Lehman Brothers Inc. and you as a beneficial owner of the notes. See "Risk Factors--Potential conflicts of interest exist because
Lehman Brothers Holdings controls Lehman Brothers Inc., which will act as the calculation agent" and "Description of the Notes--Calculation agent."

After the initial offering of each series of notes, Lehman Brothers Inc. intends to buy and sell the notes to create a secondary market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities or to continue them once they are begun.

IN WHAT FORM WILL THE NOTES BE ISSUED?

The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust
Company or its nominee. Except in very limited circumstances you will not receive a certificate for your notes.

                                      SS-5

WILL THE NOTES BE LISTED ON A STOCK EXCHANGE?

The notes may be listed on a stock exchange. If a series of notes is listed on a stock exchange, the relevant pricing supplement will identify the exchange and the trading symbol of the series. You should be aware that that the listing of the notes on a stock exchange will not necessarily ensure that a liquid trading market will be available for the notes

                                      SS-6

                                  RISK FACTORS

You should carefully consider the risk factors provided below as well as the other information contained in this prospectus supplement, the MTN prospectus supplement, the base prospectus, any relevant pricing supplement and the documents incorporated in this document by reference. As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the price of the index stock and any other equity securities included in the calculation of the settlement value and other events that are difficult to predict and beyond
Lehman Brothers Holdings' control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

THE NOTES WILL BE DIFFERENT FROM CONVENTIONAL DEBT SECURITIES OF LEHMAN BROTHERS
HOLDINGS IN SEVERAL WAYS.

o    THE YIELD MAY BE LOWER THAN THE YIELD ON A CONVENTIONAL DEBT SECURITY OF
     COMPARABLE MATURITY. The amount Lehman Brothers Holdings pays you at maturity may be less than the return you could earn on other investments.
     Because the amount you receive at maturity may only equal the principal amount, the effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Lehman Brothers Holdings. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

o    IF THE ALTERNATIVE REDEMPTION AMOUNT IS LESS THAN OR EQUAL TO $1,000 PER
     $1,000 NOTE, YOU WILL ONLY RECEIVE THE PRINCIPAL AMOUNT OF THE NOTE ON THE
     STATED MATURITY DATE. This may be true even if, at some time during the life of the notes, the price of the index stock, the level of the index or the level of the basket, as the case may be, exceeds its price or level at the time the notes are first offered for sale, because the settlement value must be greater than the threshold value before the alternative redemption amount becomes greater than $1,000 per $1,000 note.

o    THE RATE OF INTEREST PAID ON THE NOTES MAY BE SIGNIFICANTLY LESS THAN
     INTEREST PAID ON A CONVENTIONAL DEBT SECURITY. Your note may bear interest at a rate below the prevailing market rate for debt securities of Lehman
     Brothers Holdings that are not indexed to common stocks or stock indices.
     However, because the notes will be classified as contingent payment debt instruments, they will be considered to be issued with original issue discount. As a result, you will be required to include original issue discount in income in excess of the stated interest payments actually made to you during your ownership of the notes, subject to some adjustments. See
     "United States Federal Income Tax Consequences."

YOUR RETURN ON THE NOTES COULD BE LESS THAN IF YOU OWNED THE INDEX STOCK, THE
COMMON STOCKS INCLUDED IN THE BASKET, THE COMMON STOCKS THAT MAKE UP THE INDEX
OR THE COMMON STOCKS THAT MAKE UP THE INDICES INCLUDED IN THE BASKET, AS THE
CASE MAY BE.

o    YOU WILL NOT RECEIVE ANY APPRECIATION UNLESS THE SETTLEMENT VALUE IS
     GREATER THAN THE THRESHOLD VALUE. Because you will not receive any appreciation unless the settlement value is greater than the threshold value, your return on the notes could be less than the return obtainable if you had owned the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be. Even if the settlement value is greater than the threshold value, you will realize only a portion of the excess of the settlement value over the threshold value.

o    YOUR RETURN WILL NOT REFLECT DIVIDENDS ON THE INDEX STOCK, THE COMMON
     STOCKS INCLUDED IN THE BASKET, THE COMMON STOCKS THAT MAKE UP THE INDEX OR
     THE COMMON STOCKS THAT MAKE UP THE INDICES INCLUDED IN THE BASKET, AS THE
     CASE MAY BE, OR OTHER EQUITY SECURITIES INCLUDED IN THE CALCULATION OF THE
     SETTLEMENT VALUE. Your return on the notes will also not reflect the return you would realize if you actually owned these common stocks (or any other equity securities included in the settlement value), and received the dividends paid on such stocks. This is because the calculation agent will calculate the amount payable to you by reference to the price of these common stocks (and any other equity securities), without taking into consideration the value of dividends on these stocks.

                                      SS-7

HISTORICAL VALUES OF THE INDEX STOCK, THE INDEX OR THE BASKET SHOULD NOT BE
TAKEN AS AN INDICATION OF THE SETTLEMENT VALUE DURING THE TERM OF THE NOTES.

The trading prices of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, and other equity securities included in the calculation of the settlement value and any cash included in the settlement value will determine the settlement value. As a result, it is impossible to predict how much the settlement value will equal on the stated
maturity date. Trading prices of these common stocks and other equity securities included in the calculation of the settlement value will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which these securities are traded and the values of these securities themselves.

THE VALUE OF THE NOTES WILL BE AFFECTED BY NUMEROUS FACTORS, SOME OF WHICH ARE
RELATED IN COMPLEX WAYS.

The value of the notes in the secondary market will be affected by supply and demand of the notes, the market value of the index stock, the level of the index or the level of the basket, as the case may be, at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes prior to maturity may be at a discount, which could be substantial, from their principal amount, if, at that time, the price of the index stock, the level of the index or the level of the basket, as the case may be, is less than, equal to, or not sufficiently above the threshold value. You will not participate in the appreciation of the index stock, the index or the basket, as the case may be, unless the settlement value is greater than the threshold value. A change in a specific factor could have the following impacts on the market value of the notes, assuming all other conditions remain constant.

o    REDEMPTION FEATURE. Lehman Brothers Holdings' ability to redeem the notes prior to the stated maturity date is likely to limit the secondary market price at which the notes will trade.

o    VALUE. Lehman Brothers Holdings expects that the market value of the notes will depend substantially on the amount, if any, by which the price of the index stock, the level of the index or the level of the basket, as the case may be, at any given point in time exceeds the threshold value. If you decide to sell your notes when the price of the index stock, the level of the index or the level of the basket, as the case may be, exceeds the threshold value, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that settlement value because of expectations that the settlement value will continue to fluctuate until the alternative redemption amount is determined. If you decide to sell your notes when the price of the index stock, the level of the index or the level of the basket, as the case may be, is below the threshold value, you can expect to receive less than the principal amount of the note. Political, economic and other developments that affect the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (and any other equity securities included in the calculation of the settlement value), may also affect the settlement value and, thus, the value of the notes.

o    INTEREST RATES. Because the notes repay at least their principal amount at maturity, the trading value of the notes will be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the notes may be adversely affected.

o    VOLATILITY OF THE INDEX STOCK, THE INDEX OR THE BASKET. Volatility is the
     term used to describe the size and frequency of market fluctuations. If the volatility of the index stock, the index or the basket, as the case may be, increases or decreases, the trading value of the notes may be adversely affected.

o    MERGER AND ACQUISITION TRANSACTIONS. The index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (or any other equity securities included in the calculation of the settlement value), may be affected by mergers and acquisitions, which can contribute to volatility of these securities. Additionally, as a result of a merger or acquisition, the index stock or one or more of the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (or any other equity securities included in the calculation of the settlement value), may be replaced with a

                                      SS-8

     surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the securities they replaced.

o    TIME REMAINING TO MATURITY. The value of the notes may be affected by the time remaining to maturity. As the time remaining to the maturity of the notes decreases, this time value may decrease, adversely affecting the trading value of the notes.

o    DIVIDEND YIELDS. If dividend yields on the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (or any other equity securities included in the calculation of the settlement value), increase, the value of the notes may be adversely affected because the settlement value does not incorporate the value of those payments.

o    LEHMAN BROTHERS HOLDINGS' CREDIT RATINGS, FINANCIAL CONDITION AND RESULTS.
     Actual or anticipated changes in Lehman Brothers Holdings' credit ratings, financial condition or results may affect the market value of the notes.

o    ECONOMIC CONDITIONS AND EARNINGS PERFORMANCE OF THE INDEX STOCK ISSUER OR
     THE COMPANIES WHOSE STOCKS MAKE UP THE BASKET, THE INDEX OR THE INDICES
     INCLUDED IN THE BASKET, AS THE CASE MAY BE (AND ANY OTHER COMPANIES WHOSE
     SECURITIES ARE INCLUDED IN THE SETTLEMENT VALUE). General economic conditions and earnings results of these companies (and any other companies whose equity securities are included in the calculation of the settlement value), and real or anticipated changes in those conditions or results may affect the market value of the notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the price of the index stock, the level of the index or the level of the basket. In general, assuming all relevant factors are held constant, the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes.

FOR NOTES WHOSE PERFORMANCE IS LINKED TO AN INDEX OR A BASKET OF INDICES,
ADJUSTMENTS TO THE INDEX OR INDICES COULD ADVERSELY AFFECT THE VALUE OF THE
NOTES.

The policies of the publishers of the index or indices concerning additions, deletions and substitutions of the stocks underlying the index or indices, and the manner in which the publishers take account of certain changes affecting such underlying stocks may affect the value of the index or indices. The policies of the publishers with respect to the calculation of the index or indices could also affect the value of the index or indices. The publishers may discontinue or suspend calculation or dissemination of the index or indices or materially alter the methodology by which they calculate the index or indices.
Any such actions could affect the value of the notes. See "Description of the
Notes--Discontinuance of the index or indices; Alteration of method of calculation."

LEHMAN BROTHERS HOLDINGS CANNOT CONTROL ACTIONS BY THE INDEX STOCK ISSUER OR THE
COMPANIES WHOSE STOCKS MAKE UP THE BASKET, THE INDEX OR THE INDICES INCLUDED IN
THE BASKET, AS THE CASE MAY BE (OR ANY OTHER COMPANIES WHOSE EQUITY SECURITIES
ARE INCLUDED IN THE CALCULATION OF THE SETTLEMENT VALUE).

Actions by these companies (or any other company whose equity security is included in the settlement value), may have an adverse effect on the price of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, or that other equity security, the settlement value and the notes. In addition, these companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take Lehman Brothers Holdings' or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering of the notes and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE LEHMAN BROTHERS HOLDINGS CONTROLS
LEHMAN BROTHERS INC., WHICH WILL ACT AS THE CALCULATION AGENT.

Lehman Brothers Inc. will act as the calculation agent, which determines the amount you will receive on the notes, whether adjustments should be made to

                                      SS-9

the settlement value and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Lehman Brothers Inc.
and you. See "Description of the Notes--Payment at maturity," "--Adjustments to multipliers and to securities included in thE calculation of the settlement value" and "--Market disruption events."

PURCHASES AND SALES OF THE INDEX STOCK, THE COMMON STOCKS INCLUDED IN THE
BASKET, THE COMMON STOCKS THAT MAKE UP THE INDEX OR THE COMMON STOCKS THAT MAKE
UP THE INDICES INCLUDED IN THE BASKET, AS THE CASE MAY BE (OR ANY OTHER EQUITY
SECURITIES INCLUDED IN THE CALCULATION OF THE SETTLEMENT VALUE), BY LEHMAN
BROTHERS HOLDINGS AND ITS AFFILIATES COULD AFFECT THE PRICES OF THESE COMMON
STOCKS OR THOSE OTHER EQUITY SECURITIES OR THE SETTLEMENT VALUE.

Lehman Brothers Holdings and its affiliates, including Lehman Brothers Inc., may from time to time buy or sell the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, or other equity securities or derivative instruments related to these common stocks (or any other equity securities included in the calculation of the settlement value), for their own accounts in connection with their normal business practices or in connection with hedging of Lehman Brothers Holdings' obligations under the notes. These transactions could affect the prices of these common stocks or those other equity securities. See "Use of Proceeds and Hedging."

FOR TAX PURPOSES, YOU WILL BE REQUIRED TO INCLUDE ORIGINAL ISSUE DISCOUNT IN
INCOME AND TO RECOGNIZE ORDINARY INCOME ON ANY DISPOSITION OF THE NOTES. For
United States federal income tax purposes, the notes will be classified as contingent payment debt instruments. As a result, they will be considered to be issued with original issue discount. You will be required to include this original issue discount in income in excess of the stated interest payments actually made to you during your ownership of the notes, subject to some adjustments, based on the "comparable yield" of the notes, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the notes. See
"United States Federal Income Tax Consequences."

                                     SS-10

                           USE OF PROCEEDS AND HEDGING

A portion of the proceeds (as indicated in the relevant pricing supplement) to be received by Lehman Brothers Holdings from the sale of a series of notes may be used by Lehman Brothers Holdings or one or more of its subsidiaries before and immediately following the initial offering of the notes to acquire shares of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be. Lehman Brothers Holdings or one or more of its subsidiaries may also acquire listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to these securities to hedge Lehman Brothers Holdings' obligations under the notes. The balance of the proceeds will be used for general corporate purposes. See "Use of Proceeds and
Hedging" on page 7 of the base prospectus.

From time to time after the initial offering and before the maturity of the notes, depending on market conditions, including the market price of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, Lehman Brothers Holdings expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques. Lehman Brothers Holdings or one or more of its subsidiaries may take long or short positions in these securities or other equity securities or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to these securities or other equity securities. In addition, Lehman Brothers Holdings or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in notes from time to time and may, in their sole discretion, hold or resell those notes.
Lehman Brothers Holdings or one or more of its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future.

To the extent that Lehman Brothers Holdings or one or more of its subsidiaries has a long hedge position in the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, or other equity securities included in the calculation of the settlement value of a series of the notes, or options contracts or other derivative or synthetic instruments related to these securities or other equity securities, Lehman Brothers Holdings or one or more of its subsidiaries may liquidate a portion of their holdings at or about the time of the maturity of the notes or at or about the time of a change in the securities included in the calculation of the settlement value.
Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account.
Certain activity by Lehman Brothers Holdings or one or more of its subsidiaries described above can potentially increase or decrease the price of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, or other equity securities included in the calculation of the settlement value and, accordingly, increase or decrease the settlement value. Although Lehman Brothers Holdings has no reason to believe that any of those activities will have a material impact on the price of these securities or those other equity securities, these activities could have such an effect.

                       RATIO OF EARNINGS TO FIXED CHARGES

                         YEAR ENDED NOVEMBER 30,
  ----------------------------------------------------------------------            SIX MONTHS
     1998            1999          2000          2001           2002            ENDED MAY 31, 2003
  ----------     ------------   ----------   ------------    -----------    -------------------------

     1.07            1.12          1.14          1.11           1.13                   1.23

                                     SS-11

                            DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth in the base prospectus and the description of the general terms and provisions of the Medium-Term Notes, Series G set forth in the MTN prospectus supplement.

The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the relevant pricing supplement is inconsistent with this prospectus supplement, the MTN prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in the base prospectus, the MTN prospectus supplement and this prospectus supplement. It is important for you to consider the information contained in the base prospectus, the MTN prospectus supplement, this prospectus supplement and the relevant pricing supplement in making your investment decision.

GENERAL

The notes are to be issued as a series of debt securities under the senior indenture, which is more fully described in the base prospectus. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the section "Description of Debt
Securities" beginning on page 8 of the base prospectus. The notes are "Senior
Debt" as described in the base prospectus. Citibank, N.A. is trustee under the senior indenture.

Lehman Brothers Holdings may initially issue up to the aggregate principal amount of notes of any series set forth on the cover page of the relevant pricing supplement (or if the pricing supplement indicates that an over-allotment option has been granted, up to that amount plus the amount of the option). Lehman Brothers Holdings may, without the consent of the holders of the notes of that series, create and issue additional notes ranking equally with the notes of that series and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes of a series can be issued if an event of default has occurred with respect to the notes of that series.
The notes will be issued in denominations of $1,000 and whole multiples of
$1,000.

INDEX STOCK AND INDEX STOCK ISSUER

In this prospectus supplement, when we refer to the index stock, we mean the common stock of the issuer specified in the relevant pricing supplement, and when we refer to the index stock issuer, we refer to that issuer. When we refer to the index, we refer to the index specified in the relevant pricing supplement, and when we refer to the basket, we refer to the basket of common stocks or indices specified in the relevant pricing supplement.

INTEREST

The relevant pricing supplement will specify the interest rate that will apply to the notes, the interest payment dates and the related record dates. Interest will accrue from and including the original issue date of the notes to and excluding the date the notes mature. If the stated maturity date is postponed due to a market disruption event, interest will continue to accrue during the period from the stated maturity date to and excluding the date the notes actually mature. Lehman Brothers Holdings will pay interest to the person in whose name a note is registered at the close of business on the record date indicated in the pricing supplement. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. If any interest payment date is not a business day, you will receive payment on the following business day.

PAYMENT AT MATURITY

The notes will mature on the date specified in the relevant pricing supplement unless postponed because a market disruption event occurs; see "--Determination of alternative redemption amount" below. Unless your notes have been previously redeemed by Lehman Brothers Holdings or you instruct Lehman Brothers Holdings to repurchase the notes, you will be entitled to receive per $1,000 note, at maturity, the greater of:

o    $1,000, plus any accrued but unpaid interest; and

o    the alternative redemption amount, as described below, plus any accrued but unpaid interest.

The payment on the stated maturity date may be postponed if a market disruption event occurs.

If the alternative redemption amount per $1,000 note is less than or equal to
$1,000, because the repayment

                                     SS-12

of your principal amount is protected, you will be entitled to receive $1,000, plus any accrued but unpaid interest, per $1,000 note at maturity.

EARLY REDEMPTION OF NOTES AT THE OPTION OF LEHMAN BROTHERS HOLDINGS

On or after the date specified in the relevant pricing supplement, Lehman
Brothers Holdings may redeem, on not less than 30 days' (or such other period specified in the relevant pricing supplement) prior written notice, all or part of the notes on one or more occasions, at a redemption price per $1,000 note equal to the greater of:

o    $1,000, plus any accrued but unpaid interest; and

o    the alternative redemption amount, but with the settlement value on the redemption date based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date the notice of redemption is given, plus any accrued but unpaid interest.

The payment on the redemption date may be postponed if a market disruption event occurs.

If the alternative redemption amount per $1,000 note is less than or equal to
$1,000, because the repayment of your principal amount is protected, you will be entitled to receive $1,000, plus accrued but unpaid interest per $1,000 note upon redemption.

YOUR OPTION TO REQUIRE LEHMAN BROTHERS HOLDINGS TO REPURCHASE THE NOTES PRIOR TO
MATURITY

At any time until the earlier of (a) the date Lehman Brothers Holdings gives notice of its intention to redeem the notes or (b) eight business days(or such other period specified in the relevant pricing supplement) before the stated
maturity date, you may instruct Lehman Brothers Holdings to repurchase all or part of your notes at a price per $1,000 note equal to the alternative redemption amount, but with the settlement value on the repurchase date based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date, plus any accrued but unpaid interest through but excluding the repurchase date, by giving Lehman Brothers
Holdings notice on any business day at the corporate trust office of the trustee for the notes. The repurchase date will be the eighth business day following the business day when Lehman Brothers Holdings receives a written notice from you that Lehman Brothers Holdings must repurchase your notes, unless payment is postponed because a market disruption event occurs. See "--Determination of alternative redemption amount" below.

If Lehman Brothers Holdings repurchases your notes, the amount you receive per
$1,000 note may be greater or less than $1,000.

Your election to require Lehman Brothers Holdings to repurchase a note will be irrevocable. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by Lehman
Brothers Holdings, whose determination will be final and binding.

DETERMINATION OF ALTERNATIVE REDEMPTION AMOUNT

The alternative redemption amount per $1,000 note will be determined by the calculation agent by the following formula:

                              settlement value
             $1,000    x      ----------------
                              threshold value

This formula accounts for the fact that the settlement value must be greater than the threshold value for you to receive any amount above the principal amount of $1,000 per $1,000 note and the portion of any increase you will receive if the settlement value is greater than the threshold value. The threshold value will be specified in the relevant pricing supplement.

SETTLEMENT VALUE

The settlement value will be determined by the calculation agent and will be based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be (and, for notes whose performance is linked to an index stock or a basket of common stocks, the value of any settlement property, as defined below), on the valuation date (in the case of payment at maturity), the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date (in the case of a repurchase) or on the date the notice of redemption is given (in the case of a redemption). For notes whose performance is linked to an index stock or a basket of common stocks, the settlement value will also include the value of any cash and any equity securities included by the calculation agent as settlement property following certain extraordinary corporate transactions. See "--Adjustments to multipliers and to securities included in the calculation of the settlement value" below. For notes

                                     SS-13

whose performance is linked to an index or a basket of indices, the closing level of the index may be adjusted in limited circumstances. See
"--Discontinuance of one or more relevant indices; Alteration of method of calculation" below. However, if the calculation agent determines that one or more market disruption events have occurred on that day with respect to the index stock, the index or any common stock included in the basket, as the case may be, or any equity security included as settlement property, or if that day is not a scheduled trading day, the calculation agent will determine the closing price of those affected stocks or securities or the closing level of the index or the basket, as the case may be, on the next scheduled trading day on which no market disruption event occurs. This situation will cause the payment you receive to be postponed until the date that is a number of business days equal to the determination period specified in the relevant pricing supplement after the date that the closing price of the affected common stock or other equity security or the closing level of the index or the basket, as the case may be, is determined.

The "closing price" for an index stock, a common stock included in a basket or any equity security included as settlement property, means the last reported sales price on the relevant exchange for that security at the scheduled weekday closing time of the regular trading session of the relevant exchange. The
"relevant exchange" for an index stock, a common stock included in a basket or any equity security included as settlement property, means the primary U.S.
exchange, quotation system, including any bulletin board service, or market on which that security is traded, or in case the security is not listed or quoted in the United States, the primary exchange, quotation system or market for the security. If, however, the index stock or any equity securities included as settlement property are listed or traded on a bulletin board at the time the alternative redemption amount is determined, then the closing price of the index stock or that other equity security will be determined using the average execution price that an affiliate of Lehman Brothers Holdings receives upon the sale of the index stock or that other equity security used to hedge Lehman
Brothers Holdings' obligations under the notes.

The "closing level" of an index means the official closing level of the index, as reported by the publisher of such index, following the close of the regular trading session(s) of the relevant exchange(s) for such index. The "relevant exchange(s)" for an index will include the primary exchange(s) or quotation system(s), including any bulletin board service(s), on which the securities included in the index are traded.

The "closing level" for a basket of common stocks will be determined by the calculation agent and will equal the sum of the products of the closing price of each common stock included in the basket and its respective multiplier.

"Scheduled trading day" means any day on which each relevant exchange is scheduled to be open for trading for its respective regular trading session.

You may call Lehman Brothers Inc. at 212-526-0905 to obtain the settlement value and, in the case of notes whose performance is linked to an index stock, the number of shares of the index stock and other equity securities included in the calculation of the settlement value per $1,000 note, calculated as if the settlement value were being determined on that date.

ADJUSTMENTS TO MULTIPLIERS AND TO SECURITIES INCLUDED IN THE CALCULATION OF THE
SETTLEMENT VALUE

Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to an index stock or a basket of common stocks, adjustments to multipliers and to equity securities included as settlement property will be made by adjusting the multiplier then in effect for the securities, by adding new securities or cash and/or by removing current securities in the circumstances described below. The multiplier for any security included in the calculation of the settlement value will represent the number of those securities included in the calculation of the settlement value. The initial multiplier for the index stock or for each common stock in the basket, as the case may be, will be specified in the relevant pricing supplement. For purposes of these adjustments, except as noted below, ADRs are treated like common stock if a comparable adjustment to the foreign shares underlying the
ADRs is made pursuant to the terms of the depositary arrangement for the ADRs or if holders of ADRs are entitled to receive property in respect of the underlying foreign share.

o    If a common stock is subject to a stock split or reverse stock split, then once the split has become effective, the multiplier relating to that common stock will be adjusted. The multiplier will be adjusted to equal the product of the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split and the prior multiplier.

                                     SS-14

o    If a common stock is subject to an extraordinary stock dividend or extraordinary stock distribution in common stock that is given equally to all holders of shares, then once the common stock is trading ex-dividend, the multiplier will be increased by the product of the number of shares issued with respect to one share and the prior multiplier.

o    If the issuer of a common stock, or if a common stock is an ADR, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the common stock will continue to be included in the calculation of the settlement value so long as the primary exchange, quotation system or market is reporting a market price for the common stock. If a market price, including a price on a bulletin board service, is no longer available for a common stock included in the calculation of the settlement value, then the value of that common stock will equal zero for so long as no market price is available, and no attempt will be made to find a replacement stock or increase the settlement value to compensate for the deletion of that common stock.

o    If the issuer of a common stock, or if a common stock is an ADR, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the common stock are entitled to receive cash, securities, other property or a combination of those in exchange for the common stock, then the following will be included as "settlement property":

     -    To the extent cash is received, the settlement property will include an amount of cash equal to the product of (a) the cash consideration per share of common stock, (b) the multiplier for the common stock and
          (c) the number of notes outstanding, each determined as of the time the holders of the common stock are entitled to receive the cash consideration, plus accrued interest. Interest will accrue beginning on the first London business day after the day on which holders of the common stock receive the cash consideration until maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

     -    To the extent that equity securities that are traded or listed on an exchange, quotation system or market are received, once the exchange for the new securities has become effective, the former common stock will be removed from the calculation of the settlement value and the settlement property will include a number of shares of the new securities per outstanding note equal to the multiplier for the new securities. The multiplier for the new securities will equal the product of the last value of the multiplier of the original underlying common stock and the number of securities of the new security exchanged with respect to one share of the original common stock.

     -    To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) is received, the calculation agent will determine the fair market value of the securities or other property received per share of common stock and the settlement property will include an amount of cash equal to the product of (a)
          the fair market value per share of common stock, (b) the multiplier for the common stock and (c) the number of notes outstanding. The multiplier and the number of notes outstanding will be determined as of the time the holders of the common stock are entitled to receive the securities or other property. The settlement value will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day that an affiliate of Lehman Brothers Holdings sells the securities or other property used to hedge Lehman Brothers Holdings' obligations under the notes until maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

o    If all of the shares of a common stock are converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than that common stock included in the calculation of the settlement value, whether by capital reorganization, recapitalization or reclassification, then, once the conversion has become effective, the former common stock will be removed from the calculation of the settlement value and the settlement property will include a number of shares of the new common stock per outstanding note equal to the multiplier for the new securities. The multiplier for each new common

                                     SS-15

     stock added to the settlement property will equal the product of the last value of the multiplier of the original common stock and the number of shares of the new common stock issued with respect to one share of the original common stock.

o    If the issuer of a common stock, or if a common stock is an ADR, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, quotation system or market of an issuer other than itself, then the settlement property will include a number of shares of the new common stock per outstanding note equal to the multiplier for the new common stock or other equity security. The multiplier for the new common stock or other equity security will equal the product of the last value of the multiplier with respect to the original common stock and the number of shares of the new common stock or other equity security issued with respect to one share of the original common stock.

o    If an ADR is no longer listed or admitted to trading on a United States securities exchange registered under the Securities Exchange Act of 1934 or is no longer a security quoted on the Nasdaq Stock Market, then the ADR will be removed from the calculation of the settlement value, the foreign share underlying the ADR will be deemed to be a new common stock and the settlement property will include a number of shares of the new common stock per outstanding note equal to the multiplier for the new common stock. The initial multiplier for that new underlying common stock will equal the last value of the multiplier for the ADR multiplied by the number of underlying foreign shares represented by a single ADR.

o    If a common stock is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash, equity securities that are not traded or listed on an exchange, quotation system or market, non-equity securities or other property of any kind which is received equally by all holders of its common stock, then the
     "settlement property" will include the following:

     -    To the extent cash is entitled to be received, the settlement property will include on each day after the time that the common stock trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the cash to be received per share of common stock multiplied by the multiplier for the common stock on such day and by the number of notes outstanding on such day, discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received. When the cash consideration is received, the settlement property will include an amount of cash equal to the product of (a) the cash consideration per share of common stock, (b) the multiplier for the common stock and (c)
          the number of notes outstanding, each determined as of the time the holders of the common stock are entitled to receive the cash consideration, plus accrued interest. Interest will accrue beginning the first London business day after the day that holders of the common stock receive the cash consideration until maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

     -    To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) are received, the calculation agent will determine the fair market value of the securities or other property received per share of common stock and the settlement property will include an amount of cash equal to the product of (a)
          the fair market value per share of common stock, (b) the multiplier for the common stock and (c) the number of notes outstanding. The multiplier and the number of notes outstanding will be determined as of the time the holders of the common stock are entitled to receive the securities or other property. The settlement property will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day that an affiliate of Lehman Brothers Holdings sells the securities or other property used to hedge Lehman Brothers Holdings' obligations under the notes until maturity. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

o    If similar corporate events occur with respect to the issuer of an equity security other than common stock that is included in the calculation of the settlement value, adjustments similar to

                                     SS-16

     the above will be made for that equity security. In addition, if any other corporate events occur with respect to the issuer or a common stock or other equity security included in the calculation of the settlement value, adjustments will be made to reflect the economic substance of those events.

The payment of an ordinary cash dividend from current income or retained earnings will not result in an adjustment to the multiplier or entitle you to any cash payments.

No adjustments of any multiplier of a common stock will be required unless the adjustment would require a change of at least .1% (.001) in the multiplier then in effect. The multiplier resulting from any of the adjustments specified above will be rounded at the calculation agent's discretion.

DISCONTINUANCE OF ONE OR MORE RELEVANT INDICES; ALTERATION OF METHOD OF
CALCULATION

In the case of notes whose performance is linked to an index or a basket of indices, if the publisher of a relevant index discontinues publication of such index and such publisher or another entity publishes a successor or substitute index that the calculation agent determines, in its good faith judgment, to be comparable to the discontinued index, then any subsequent closing index level will be determined by reference to the value of such successor index at the close of trading on the New York Stock Exchange, the American Stock exchange,
Nasdaq National Market or the relevant exchange or market for the successor index on the date that any closing index level is to be determined.

Upon any selection by the calculation agent of any successor index, Lehman
Brothers Holdings will promptly give notice to the holders of the notes.

If the publisher of a relevant index discontinues publication of such index prior to, and such discontinuance is continuing on, the date any closing index level is to be determined and the calculation agent determines that no successor index to the discontinued index is available at such time, or if the publisher of such index fails to calculate and announce a closing level for the index on the date any closing index level is to be determined, then, on such date, the calculation agent will determine the closing index level. The closing index level will be computed by the calculation agent in accordance with the formula for and method of calculating the discontinued index, as the case may be, last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the discontinued index, on the primary organized U.S. exchange or quotation system. Notwithstanding these alternative arrangements, discontinuance of the publication of a relevant index may adversely affect the value of the notes.

If at any time the method of calculating a relevant index or a successor index, or the closing index level thereof, is changed in a material respect, or if a relevant index or a successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the discontinued index or such successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on the date that any closing index level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the discontinued index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the closing index level with reference to the discontinued index or such successor index, as adjusted. Accordingly, if the method of calculating a relevant index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the relevant index or such successor index as if it has not been modified (for example, as if such split had not occurred).

MARKET DISRUPTION EVENTS

Unless indicated otherwise in the relevant pricing supplement, a market disruption event with respect to any equity security (including any index stock, common stock included in a basket or equity security included in settlement property) or index, as applicable will occur on any day if the calculation agent determines that any of the following events has occurred:

     o    (i) in the case of any equity security, a material suspension of or limitation imposed on trading relating to that security, or (ii) in

                                     SS-17

          the case of an index, a suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of such index or any successor index, in each case, by the relevant exchange, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by the New
          York Stock Exchange, any other exchange, quotation system or market, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B may be considered material.

     o    a material suspension of or limitation imposed on trading in futures or options contracts relating to such equity security or to such index or any successor index, as the case may be, by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

     o    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, (i) in the case of any equity security, that equity security, or (ii) in the case of a stock index, the securities that then comprise 20% or more of such index or any successor index, in each case, on the primary U.S. exchange or quotation system on which that security or those securities are traded, or in the case of a security not listed or quoted in the
          United States, on the primary exchange, quotation system or market for such security, at any time during the one hour period that ends at the close of trading on such day.

     o    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such equity security or to such index or any successor index, as the case may be, on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the close of trading on such day.

     o    The closure of the primary exchange or quotation system on which, (i)
          in the case of any equity security, that equity security is traded or on which futures or options contracts relating to that security are traded, or (ii) in the case of an index, securities that then comprise
          20% or more of such index or any successor index are traded or on which futures or options contracts relating to such index or any successor index are traded, in each case, prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the primary exchange or quotation system and (2) the submission deadline for orders to be entered into the primary exchange or quotation system for execution at the close of trading on such day.

     o    Lehman Brothers Holdings, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the notes.

In the case of notes whose performance is linked to a basket of common stocks or indices, a market disruption event with respect to the basket will occur if a market disruption event occurs with respect to any of the common stocks or indices included in the basket.

For purposes of determining whether a market disruption event has occurred:

o    the relevant percentage contribution of a security to the level of an index or any successor index will be based on a comparison of (x) the portion of the level of the index attributable to that security and (y) the overall level of the index, in each case immediately before the occurrence of the market disruption event; and

o    "close of trading" means in respect of any primary exchange or quotation system, the scheduled weekday closing time on a day on

                                     SS-18

     which the primary exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

Under certain circumstances, the duties of Lehman Brothers Inc. as the calculation agent in determining the existence of market disruption events could conflict with the interests of Lehman Brothers Inc. as an affiliate of the issuer of the notes.

Based on the information available to Lehman Brothers Holdings on the date of this prospectus supplement, on October 27, 1997, The New York Stock Exchange suspended all trading during the one-half hour period preceding the close of trading pursuant to New York Stock Exchange Rule 80B. On August 12, 1999, the
Chicago Board of Trade suspended all trading after 2:00 p.m., New York City time, because a power failure in the Chicago downtown area caused the CBT to close an hour early. The same power failure also caused the Chicago Board
Options Exchange to halt trading for a one-half hour period. On September 16,
1999, stormy weather from Hurricane Floyd led the New York Mercantile and
Commodity Exchange and the New York Board of Trade to close early at noon and
1:00 p.m., respectively, New York City time. On June 8, 2001, The New York Stock
Exchange suspended all trading during an 85-minute period starting at 10:10
a.m., New York City time, due to a system failure caused by new trading software installed overnight. The system failure at The New York Stock Exchange also caused the Chicago Mercantile Exchange to halt trading in its Standard & Poor's
500 stock index futures contracts and the Standard & Poor's MidCap 400 futures contracts for a 45-minute period. On June 29, 2001, a computer failure at
NASDAQ's Trumbull, Connecticut office disabled two of NASDAQ's main trading platforms for approximately two hours. As a result of the breakdown of the trading platforms, NASDAQ was forced to extend its trading deadline that day to
5:00 p.m., New York City time. The terrorist attacks in New York, New York and
Washington, D.C. on September 11, 2001 caused all of the principal U.S.
exchanges and quotation systems including, among others, The New York Stock
Exchange, the Nasdaq National Market and the American Stock Exchange, to suspend trading after the attacks. Trading on the Chicago Mercantile Exchange resumed on
September 12, 2001. Trading of equity securities on The New York Stock Exchange, the Nasdaq National Market and the American Stock Exchange resumed on September
17, 2001. Trading of debt securities on The New York Stock Exchange resumed on
September 18, 2001 and on the American Stock Exchange on October 1, 2001. If any
suspension of trading caused by similar events occurs during the term of the notes, that event could constitute a market disruption event. The existence or non-existence of such circumstances, however, is not necessarily indicative of the likelihood of those circumstances arising or not arising in the future.

STOCK SETTLEMENT OPTION

In the case of notes whose performance is linked to an index stock, the relevant pricing supplement will specify whether the stock settlement option will be available to Lehman Brothers Holdings. If the relevant pricing supplement provides for the stock settlement option at maturity or upon redemption, Lehman
Brothers Holdings, at its sole option with not less than 15 days' prior written notice to the trustee, will pay the amount payable at maturity or upon redemption either (i) in cash or (ii) in shares of the index stock (and any equity securities included as settlement property). If Lehman Brothers Holdings elects the stock settlement option, no fractional shares of the index stock (or of any equity securities included as settlement property) will be issued unless otherwise provided in the relevant pricing supplement. In the absence of any election notice to the trustee, Lehman Brothers Holdings will be deemed to have elected to pay the amount payable at maturity in cash.

Unless the stock settlement option is specified in the relevant pricing supplement, Lehman Brothers Holdings will pay the amount payable at maturity in cash.

Notes whose performance is linked to an index or a basket of common stocks or indices may only be settled in cash, unless otherwise provided in the relevant pricing supplement.

HYPOTHETICAL RETURNS

The relevant pricing supplement will include a table that will illustrate hypothetical rates of return on an investment in the notes described in the pricing supplement, calculated for a range of hypothetical settlement values, in each case assuming that the investment is held from the date on which the notes are first issued until the stated maturity date.

Any table setting forth hypothetical rates of return will be provided for purposes of illustration only. The actual amount received by investors and the resulting

                                     SS-19

total and pre-tax rate of return will depend entirely on the actual settlement value and the alternative redemption amount determined by the calculation agent.
In particular, the actual settlement value could be lower or higher than those reflected in the table.

You should compare the features of a series of notes to other available investments before deciding to purchase the notes. Due to the uncertainty as to whether the alternative redemption amount, at maturity or in connection with a repurchase or redemption, will be greater than $1,000 per $1,000 note or the notes will be redeemed prior to the stated maturity date, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Lehman Brothers Holdings or by others and available through Lehman Brothers Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

CALCULATION AGENT

Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, will act as initial calculation agent for each series of notes. Pursuant to the calculation agency agreement, Lehman Brothers Holdings may appoint a different calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The calculation agent will determine the amount you receive and, in the case of notes whose performance is linked to an index stock, the number of shares of the common stock (and any equity securities included as settlement property) you receive if Lehman Brothers Holdings elects the stock settlement option at maturity or upon their earlier redemption or repurchase by Lehman Brothers
Holdings. In each case, the calculation agent will determine the alternative redemption amount and, in the case of the maturity or redemption of the notes, whether you will receive the alternative redemption amount or $1,000 per $1,000 note, plus accrued and unpaid interest.

In addition, the calculation agent will determine:

o    whether adjustments are required to the multipliers of the index stock or the common stocks included in the basket (or other equity securities included as settlement property) under various circumstances; see
     "--Adjustments to multipliers and to securities included in the calculation of the settlement value";

o    whether adjustments are required to the indices included in the calculation of the settlement value under various circumstances; see "--Discontinuance of one or more relevant indices; Alteration of method of calculation";

o    the successor index if publication of a relevant index is discontinued; see
     "--Discontinuation of one or more relevant indices; Alteration of method of calculation";

o    whether a market disruption event has occurred; see "--Market disruption events";

o    for any foreign currency or foreign common stock or other equity security received if an event occurs as described in "--Adjustments to multipliers and to securities included in the calculation of the settlement value," the applicable foreign exchange conversion rate using the appropriate official
     W.M. Reuters spot closing rate at 11:00 a.m., New York City time, if available, to convert non-U.S. traded securities prices or non-U.S. dollar denominated cash from the respective country's currency to U.S. dollars. If there are several quotes at that time, the first quoted rate in that minute will be used. In the event there is no such exchange rate for a country's currency at 11:00 a.m., New York City time, securities will be valued at the last available dollar cross-rate quote before 11:00 a.m., New York City time;

o    for a common stock or another equity security that is listed or quoted on a bulletin board service, the value of that stock or that other equity security using the average execution price that an affiliate of Lehman
     Brothers Holdings receives upon a sale of that stock or that other equity security used to hedge Lehman Brothers Holdings' obligations under the notes; and

o    for an equity security that is not traded or listed on an exchange, quotation system or market or a non-equity security or other property
     (other than cash), if an event occurs as described in "--Adjustments to multipliers and to securities included in the calculation of the settlement value," as soon as reasonably practicable after the date the property or security is received, the fair market value of that property or security based on the average execution price that an affiliate of Lehman Brothers
     Holdings receives upon a sale of that property or security used to hedge
     Lehman Brothers Holdings' obligations under the notes.

                                     SS-20

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on Lehman Brothers Holdings and you. The calculation agent will have no liability for its determinations, except as provided in the calculation agency agreement.

Lehman Brothers Holdings or its affiliates, including Lehman Brothers Inc., may from time to time engage in business with one or more of the issuers of the index stock or the common stocks included in the basket or the issuers of other equity securities included in the calculation of the settlement value or, in the case of ADRs, the underlying foreign shares, or with persons seeking to acquire these issuers. The services provided may include advisory services to the issuers or other persons, including merger and acquisition advisory services. In the course of its business, Lehman Brothers Holdings or its affiliates, including Lehman Brothers Inc., may acquire non-public information with respect to these issuers. Neither Lehman Brothers Holdings nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more affiliates of Lehman Brothers Holdings may publish research reports with respect to these issuers. The actions may directly adversely affect the market prices of the index stock, the common stocks included in the basket or the other equity securities included in the calculation of the settlement value.

EVENTS OF DEFAULT AND ACCELERATION

If an event of default with respect to any series of notes has occurred and is continuing, the amount payable to you upon any acceleration permitted under the senior indenture will be equal to, per $1,000 note, the greater of $1,000 and the alternative redemption amount, calculated as though the date of acceleration was the stated maturity date and the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before that date was the date for determining the settlement value. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claims of the holder of a note may be limited, under Section 502(b)(2) of Title
11 of the United States Code, as though the commencement of the proceeding was the stated maturity date and the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before that date was the date for determining the settlement value. In any such case where the relevant pricing supplement provides for the stock settlement option,
Lehman Brothers Holdings will be deemed to have elected to pay in cash and not in shares of the index stock (or shares of any other equity securities used in the calculation of the settlement value). See "Description of Debt
Securities--Defaults" beginning on page 13 of the base prospectus.

                                     SS-21

                            COMMON STOCK INFORMATION

INFORMATION ABOUT THE RELEVANT STOCK ISSUERS

In the case of notes whose performance is linked to a common stock or a basket of common stocks, Lehman Brothers Holdings will provide in the relevant pricing supplement summary information regarding the business of the issuers of such stocks based on their publicly available documents. Lehman Brothers Holdings takes no responsibility for the accuracy or completeness of such information.

HISTORICAL TRADING PRICE INFORMATION

In the case of notes whose performance is linked to a common stock or a basket of common stocks, Lehman Brothers Holdings will provide historical price information on the index stock or the common stocks included in the basket, as the case may be, in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance. Lehman Brothers
Holdings cannot give you any assurance that the price of the index stock or the common stocks included in the basket, as the case may be, will increase sufficiently for you to receive an amount in excess of the face amount of your note at maturity.

                                INDEX INFORMATION

INFORMATION ABOUT THE RELEVANT INDICES

In the case of notes whose performance is linked to a stock index or a basket of stock indices, Lehman Brothers Holdings will provide in the relevant pricing supplement summary information regarding the relevant indices based on the index publishers' publicly available documents. Lehman Brothers Holdings takes no responsibility for the accuracy or completeness of such information.

HISTORICAL INFORMATION

In the case of notes whose performance is linked to a stock index or a basket of stock indices, Lehman Brothers Holdings will provide historical information on the index levels in the relevant pricing supplement. You should not take any such historical levels as an indication of future performance. Lehman Brothers
Holdings cannot give you any assurance that the levels of the index or indices will increase sufficiently for you to receive an amount in excess of the face amount of your note at maturity.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of notes as of the date of this prospectus supplement. If any information in the relevant pricing supplement is inconsistent with this prospectus supplement, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in this prospectus supplement.

Except where noted, this summary deals only with a note held as a capital asset by a United States holder who purchases the note on original issue at its initial offering price, and it does not deal with special situations. For example, this summary does not address:

o    tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, investors in pass-through entities, tax-exempt entities or insurance companies;

o    tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

o    tax consequences to holders of notes whose "functional currency" is not the
     U.S. dollar;

o    alternative minimum tax consequences, if any; or

o    any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in

                                     SS-22

United States federal income tax consequences different from those discussed below.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your own tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the federal income and estate tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of notes.

For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

o    a citizen or resident of the United States;

o    a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

o    an estate the income of which is subject to United States federal income taxation regardless of its source; or

o    a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a
     United States person.

A Non-United States holder is a holder of notes that is not a United States holder.

ACCRUAL OF INTEREST

The Treasury regulations that apply to contingent payment debt obligations will apply to the notes. All payments on the notes will be taken into account under these Treasury regulations. As discussed more fully below, the effect of these
Treasury regulations will be to:

o    require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the notes;

o    result in the accrual of original issue discount by you based on the
     "comparable yield" of the notes in excess of stated interest payments actually made to you; and

o    generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange or other disposition of the notes.

Under the contingent payment debt rules, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the "comparable yield" of the notes, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes.

Lehman Brothers Holdings is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the notes and estimates the amount and timing of contingent payments on the notes. Lehman Brothers
Holdings will provide the comparable yield and projected payment schedule in the relevant pricing supplement. Lehman Brothers Holdings agrees and, by purchasing a note, you agree, for United States federal income tax purposes, to be bound by
Lehman Brothers Holdings' determination of the comparable yield and projected payment schedule. As a consequence, for United States federal income tax purposes, you must use the comparable yield determined by Lehman Brothers
Holdings and the projected payments set forth in the projected payment schedule prepared by Lehman Brothers Holdings in determining your interest accruals, and the adjustments thereto, in respect of the notes.

THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED FOR ANY
PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS AND ADJUSTMENTS
THEREOF IN RESPECT OF THE NOTES AND DO NOT CONSTITUTE A REPRESENTATION REGARDING
THE ACTUAL AMOUNT OF THE PAYMENT ON A NOTE.

The amount of original issue discount on a note for each accrual period is determined by multiplying the comparable yield of the note, adjusted for the length of the accrual period, by the note's adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt regulations. The amount

                                     SS-23

of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that you held the note. Lehman Brothers Holdings is required to provide information returns stating the amount of original issue discount accrued on notes held of record by persons other than corporations and other exempt owners.

If an actual contingent payment made on the notes differs from the projected contingent payment, an adjustment will be made for the difference. A positive adjustment, for the amount by which an actual payment exceeds the projected contingent payment, will be treated as additional original issue discount in the current year. For these purposes, the payments in a taxable year include the fair market value of property received in that year. A negative adjustment will:

o    first, reduce the amount of original issue discount required to be accrued in the current year; and

o    second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the note.

SALE, EXCHANGE, REDEMPTION, REPURCHASE OR OTHER DISPOSITION OF NOTES

Upon the sale, exchange or other disposition of a note, you will recognize gain or loss equal to the difference between your amount realized (including the fair market value of any property received in a repurchase or redemption if Lehman
Brothers Holdings elects the stock settlement option) and your adjusted tax basis in the note. Such gain on a note generally will be treated as ordinary income. Loss from the disposition of a note will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the note. Any loss in excess of that amount will be treated as capital loss.
Special rules apply in determining the tax basis of a note. Your adjusted tax basis in a note is generally increased by original issue discount you previously accrued on the note and reduced by the projected amount of any payments previously scheduled to be made on the note.

If Lehman Brothers Holdings elects the stock settlement option, your tax basis in the shares of index stock received will equal the then current fair market value of such stock. Your holding period for such stock will commence on the day of maturity, redemption or repurchase.

NON-UNITED STATES HOLDERS

The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a Non-United States holder of notes. Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, foreign personal holding company or, in certain circumstances, an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

UNITED STATES FEDERAL WITHHOLDING TAX

The 30% United States federal withholding tax will not apply to any payment, including original issue discount, on a note under the portfolio interest rule provided that:

o    interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

o    you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of Lehman Brothers Holdings' voting stock within the meaning of the Code and the Treasury regulations;

o    you are not a controlled foreign corporation that is related to Lehman
     Brothers Holdings through stock ownership;

o    you are not a bank whose receipt of interest on a note is described in
     Section 881(c)(3)(A) of the Code;

o    the index stock, or any stocks underlying an index or basket, as the case may be, remain actively traded on an established financial market within the meaning of Section 871(h)(4)(c)(v)(i) of the Code and are not a United
     States real property interest as defined in Section 897(c)(1) of the Code;
     and

o    (1) you provide your name and address on an Internal Revenue Service
     ("IRS") Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder or (2) you hold your notes through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations.

Special certification rules apply to holders that are pass-through entities rather than individuals.

                                     SS-24

If you cannot satisfy the requirements described above, payments made to you will be subject to a 30% United States federal withholding tax, unless you provide Lehman Brothers Holdings with a properly executed (1) IRS Form W-8BEN
(or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty or (2) IRS Form
W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as described below under "United States federal income tax").
Alternative documentation may be applicable in certain situations.

UNITED STATES FEDERAL INCOME TAX

Any gain or income on a note will generally be subject to United States federal income tax if you are engaged in a trade or business in the United States, and gain or income on the notes is effectively connected with the conduct of that trade or business. In such case, you will be subject to United States federal income tax on such gain or income on a net income basis (although exempt from the 30% withholding tax, provided you comply with certain certification and disclosure requirements discussed above in "United States federal withholding tax") in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower applicable income tax treaty rate, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

UNITED STATES FEDERAL ESTATE TAX

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on a note would be eligible for exemption from the 30% withholding tax under the rules described in the bullet points under the heading "--United
States federal withholding tax," without regard to the certification requirements of the sixth bullet point.

INFORMATION REPORTING AND BACKUP WITHHOLDING

If you are a United States holder of notes, information reporting requirements will generally apply to all payments Lehman Brothers Holdings makes to you and the proceeds from the sale of a note paid to you, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to report in full interest income.

If you are a Non-United States holder of notes, Lehman Brothers Holdings must report annually to the IRS and to you the amount of payments Lehman Brothers
Holdings makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding regarding payments Lehman Brothers Holdings makes to you provided that Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States holder and Lehman Brothers Holdings has received from you the statement described above under "--Non-United States holders--United States federal withholding tax." In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United
States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the IRS.

                               BOOK-ENTRY ISSUANCE

The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee.
See "Book-Entry Procedures and Settlement" on page 26 of the base prospectus.

The trustee for the notes will wire payments on the notes to DTC's nominee.
Lehman Brothers Holdings and the trustee will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, Lehman Brothers Holdings, the trustee

                                     SS-25

and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security. Any redemption notices will be sent by Lehman Brothers Holdings directly to DTC, who will in turn inform the direct participants or the indirect participants, who will then contact you as a beneficial holder. If less than all of the notes are being redeemed, DTC will proportionally allot the amount of the interest of each direct participant to be redeemed.

It is DTC's current practice, upon receipt of any payment of interest, distributions or liquidation amount, to proportionally credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to the participants by using an omnibus proxy. Those participants in turn will make payments to and solicit votes from you, the ultimate owner of notes based on customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or Lehman Brothers Holdings.

                                     SS-26

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each series of notes to be issued, Lehman Brothers Holdings will agree to sell to the agents identified in the relevant pricing supplement (which may include Lehman Brothers Inc.), as principals, and the agents will agree, severally, to purchase from Lehman Brothers Holdings, the principal amount of the notes specified, at the price specified in the relevant pricing supplement.
The agents will be committed to take and pay for all of the notes they agree to purchase, if any are taken.

The agents will offer each series of notes initially at a public offering price equal to the issue price set forth in the relevant pricing supplement and may offer the notes to certain dealers at such price less a concession not in excess of a percentage of the principal amount of the notes specified in the relevant pricing supplement. The agents may allow, and any such dealers may reallow, a discount not in excess of a percentage of the principal amount of the notes specified in the relevant pricing supplement on sales to certain other dealers.
After the initial public offering, the public offering price and other selling terms may from time to time be varied by the agents.

Each series of notes will be a new issue of securities with no established trading market. Lehman Brothers Holdings has been advised by Lehman Brothers
Inc., as lead agent, that the agents intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given that a liquid trading market for the notes will develop or be maintained. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution"
in the MTN prospectus supplement and base prospectus.

Lehman Brothers Holdings will agree to indemnify the agents against some liabilities, including liabilities under the Securities Act of 1933, as described in the MTN prospectus supplement and base prospectus.

This prospectus supplement, the MTN prospectus supplement, the base prospectus and any relevant pricing supplement in electronic format may be made available on the Internet sites or through other online services maintained by Lehman
Brothers Holdings and/or the agents and/or selling group members participating in any offering of notes, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular agent or selling group member, prospective investors may be allowed to place orders online. The agent may agree with Lehman Brothers Holdings to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the agent on the same basis as other allocations.

Other than this prospectus supplement, the MTN prospectus supplement, the base prospectus and any relevant pricing supplement in electronic format, the information on Lehman Brothers Holdings' or any agent's or any selling group member's web site and any information contained in any other web site maintained by any agent or selling group member is not part of this prospectus supplement, the MTN prospectus supplement, the base prospectus, any relevant pricing supplement or the registration statement of which they form a part, has not been approved and/or endorsed by Lehman Brothers Holdings or any underwriter or selling group member in its capacity as an agent or selling group member, except, in each case, with respect to the website maintained by it, and should not be relied upon by investors.

                                     EXPERTS

The consolidated financial statements and financial statement schedule of Lehman
Brothers Holdings as of November 30, 2002 and 2001, and for each of the years in the three-year period ended November 30, 2002, have been audited by Ernst &
Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant's report are incorporated by reference in Lehman
Brothers Holdings' annual report on Form 10-K for the year ended November 30,
2002, and incorporated by reference in this prospectus supplement. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus supplement in reliance upon the report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

                                     SS-27

PROSPECTUS SUPPLEMENT
(To prospectus dated June 14, 2001)

                                $24,820,000,000

                         LEHMAN BROTHERS HOLDINGS INC.

                          MEDIUM-TERM NOTES, SERIES G
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             GENERAL TERMS OF SALE

    The following terms will generally apply to the medium-term notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Lehman Brothers Holdings will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that
Lehman Brothers Holdings will deliver to prospective buyers of any note. The maximum amount that Lehman Brothers Holdings expects to receive from the sale of the notes is between $24,664,825,000 and $24,788,975,000 after paying the agent commissions of between $31,025,000 and $155,125,000.

MATURITY:              9 months or more from the date of issue.

INDEXED NOTES:         Payments of interest or principal may be linked to the
                       price of one or more securities or indices, currencies,
                       commodities or other instruments or measures.

REDEMPTION:            Terms of specific notes may permit or require redemption
                       or repurchase at our option or your option.

RISKS:                 Index and currency risks may exist.

INTEREST RATES:        Fixed, floating or zero coupon.

RANKING:               Senior notes are part of our senior indebtedness.

OTHER TERMS:           You should review "Description of the Notes" and the
                       pricing supplement for other terms that apply to your
                       notes.

                             ---------------------

    CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE
S-3 OF THIS PROSPECTUS SUPPLEMENT.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.
Any representation to the contrary is a criminal offense.

                             ---------------------

                                LEHMAN BROTHERS

June 14, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
                        PROSPECTUS SUPPLEMENT

                              PROSPECTUS

Ratio of Earnings to Fixed Charges and of Earnings to
  Combined Fixed Charges and

                             ---------------------

    YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING
SUPPLEMENT. LEHMAN BROTHERS HOLDINGS HAS NOT, AND THE AGENT HAS NOT, AUTHORIZED
ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES
YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT.
LEHMAN BROTHERS HOLDINGS IS NOT, AND THE AGENT IS NOT, MAKING AN OFFER TO SELL
THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS, AS WELL AS INFORMATION LEHMAN BROTHERS HOLDINGS PREVIOUSLY
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE,
IS ACCURATE AS OF THE DATE OF THE APPLICABLE DOCUMENT. LEHMAN BROTHERS HOLDINGS'
BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE
CHANGED SINCE THAT DATE.

                                      S-2

                                  RISK FACTORS

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL
  LOSS TO YOU.

    An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S.
dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes.
The risks include, but are not limited to:

    o the possibility of significant market changes in rates of exchange between
      U.S. dollars and the specified currency,

    o the possibility of significant changes in rates of exchange between U.S.
      dollars and the specified currency resulting from official redenomination relating to the specified currency, and

    o the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

    The existence, magnitude and longevity of these risks generally depend on factors over which Lehman Brothers Holdings has no control and which cannot be readily foreseen, such as:

    o economic events,

    o political and regulatory events, and

    o financial events, such as the supply of, and demand for, the relevant currencies.

    In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which Lehman Brothers Holdings' notes may be denominated and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of the foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

    Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes of changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

    Even if there are no actual exchange controls, it is possible that the specified currency would not be available to Lehman Brothers Holdings when payments on the note are due because of circumstances beyond the control of
Lehman Brothers Holdings. In this event, Lehman Brothers Holdings will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S.
dollars. See "--The unavailability of currencies could result in a substantial loss to you" and "Description of the Notes--Payment of Principal and Interest"
below.

    The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. Lehman Brothers
Holdings disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes.

                                      S-3

    Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than U.S.
dollars will contain a description of any material exchange controls affecting the currency and any other required information concerning the currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

    Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and the currency is:

    o unavailable due to the imposition of exchange controls or other circumstances beyond Lehman Brothers Holdings' control,

    o no longer used by the government of the country issuing the currency, or

    o no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on the note will be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on the note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note will have been issued.

    If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of the specified currency that is a composite currency, then the payment obligations of Lehman Brothers Holdings on the note will be the amount of redenominated currency that represents the amount of Lehman Brothers Holdings'
obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable as a result of:

    o any change in the value of the specified currency of the notes relative to any other currency due solely to fluctuations in exchange rates, or

    o any redenomination of any component currency of any composite currency, unless the composite currency is itself officially redenominated.

    Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

    The notes will be governed by, and construed in accordance with, the law of
New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S.
dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action brought under New York law and based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. In the event an action based on an obligation denominated in a foreign currency were commenced in a court in the
United States outside New York, the currency of judgment and/or applicable exchange rate may differ. The indenture governing the notes provides that if it is necessary for the purpose of obtaining a judgment in any court to convert any currency into any other currency, such conversion will be made at a rate of exchange prevailing on the date Lehman Brothers Holdings makes payment to any person in satisfaction of the judgment. If pursuant to any judgment conversion is to be made on a date other than the payment date, the indenture provides that
Lehman Brothers

                                      S-4

Holdings will pay any additional amounts necessary to indemnify such person for any change between the rate of exchange prevailing on the payment date and the rate of exchange prevailing on such other date.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A
  SUBSTANTIAL LOSS TO YOU.

    An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

    o has a fixed principal amount,

    o is denominated in U.S. dollars, and

    o bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

    The risks of a particular indexed note will depend on the terms of the indexed note. The risks may include, but are not limited to, the possibility of significant changes in the prices of:

    o the underlying assets,

    o another objective price, and

    o economic or other measures making up the relevant index.

Underlying assets could include:

    o securities,

    o currencies,

    o commodities, or

    o other goods.

    The existence, magnitude and longevity of the risks associated with a particular indexed note generally depend on factors over which Lehman Brothers
Holdings has no control and which cannot readily be foreseen. These risks include:

    o economic events,

    o political and regulatory events, and

    o financial events, such as the supply of, and demand for, the underlying assets.

In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future.
Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

    In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

    o an index determined by an affiliate of Lehman Brothers Holdings, or

    o prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

The risk of loss as a result of linking of principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

                                      S-5

THERE MAY NOT BE ANY TRADING MARKET FOR YOUR NOTES; MANY FACTORS AFFECT THE
  TRADING MARKET AND VALUE OF YOUR NOTES

    We cannot assure you a trading market for your notes will ever develop or be maintained. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

    o the complexity and volatility of the index or formula applicable to your notes,

    o the method of calculating the principal, premium and interest in respect of your notes,

    o the time remaining to the maturity of your notes,

    o the outstanding amount of your notes,

    o any redemption features of your notes,

    o the amount of other securities linked to the index or formula applicable to your notes, and

    o the level, direction and volatility of market interest rates generally.

    In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

                         IMPORTANT CURRENCY INFORMATION

    Purchasers are required to pay for each note in a currency specified by
Lehman Brothers Holdings for the note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, the agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by the agent on the terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice. The purchaser must pay all costs of exchange.

    References in this prospectus supplement to "U.S. dollars," "U.S.$,"
"dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES

    The following description of the particular terms of the Medium-Term Notes,
Series G supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

    The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

                                      S-6

GENERAL

    INTRODUCTION

    The senior notes are a series of senior debt securities issued under Lehman
Brothers Holdings' senior debt indenture. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to
$24,820,000,000 or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

    Lehman Brothers Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Lehman Brothers Holdings.

    The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. This market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the specified currency on the applicable issue date. The determination will be made by Lehman Brothers Holdings or its agent, as the exchange rate agent for the applicable series of notes.

    RANKING

    The senior notes will constitute part of the senior indebtedness of Lehman
Brothers Holdings and will rank on an equal basis with all other unsecured debt of Lehman Brothers Holdings other than subordinated debt.

    FORMS OF NOTES

    The notes will be issued in fully registered form only, without coupons.
Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of DTC, as depository, or another depository named in the pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the prospectus under "Book-Entry Procedures and
Settlement," book-entry notes will not be issuable as certificated notes. See
"Book-Entry System" below.

    DENOMINATIONS

    Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

    MATURITY

    Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. The stated maturity date will be a business day more than nine months from its date of issue, as selected by the purchaser and agreed to by Lehman Brothers Holdings. The stated maturity date may be extended at the option of Lehman Brothers Holdings. Each note may also be redeemed at the option of Lehman Brothers Holdings, or repaid at the option of the holder, prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the
Bank of England may promulgate from time to time.

                                      S-7

    ADDITIONAL INFORMATION

    The pricing supplement relating to a note will describe the following terms:

    o the specified currency for the note,

    o whether the note:

     (1) is a fixed rate note,

     (2) is a floating rate note,

     (3) is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index, and/or

     (4) is an indexed note on which payments of interest or principal may be linked to the price of one or more securities or indices, currencies, commodities or other instruments or measures,

    o the price at which the note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount,

    o the original issue date on which the note will be issued,

    o the stated maturity date,

    o if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and the manner in which the rate may be changed prior to its stated maturity,

    o if the note is a floating rate note, relevant terms such as:

     (1) the base rate,

     (2) the initial interest rate,

     (3) the interest reset period or the interest reset dates,

     (4) the interest payment dates,

     (5) any index maturity,

     (6) any maximum interest rate,

     (7) any minimum interest rate,

     (8) any spread or spread multiplier, and

     (9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity,

    o whether the note is a note issued originally at a discount,

    o if the note is an amortizing note, the terms for repayment prior to stated
      maturity,

    o if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined,

                                      S-8

    o whether the note may be redeemed at the option of Lehman Brothers
      Holdings, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment,

    o whether the note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below,

    o whether the note will be represented by a global security or a certificate issued in definitive form,

    o any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes,

    o whether the note is a renewable note, and, if so, its specific terms,

    o the use of proceeds, if materially different than that disclosed in the accompanying prospectus, and

    o any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

As used in this prospectus supplement, business day means:

    o for any note, any day that is not a Saturday or Sunday and that, in New
      York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed,

    o for LIBOR notes only, any day on which dealings in deposits in U.S.
      dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market,

    o for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close, and

    o for notes denominated in Euros, a day on which the Trans-European
      Automated Real-Time Gross Settlement Express Transfer System is open.

    As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars, German deutschmarks, Dutch guilders, Italian lire and
Swiss francs, the principal financial center will be New York City, Sydney,
Toronto, Frankfurt, Amsterdam, Milan and Zurich, respectively.

PAYMENT OF PRINCIPAL AND INTEREST

    Lehman Brothers Holdings will pay the principal of, and any premium and interest on, each note in the specified currency for the note. If the specified currency for a note is other than U.S. dollars, Lehman Brothers Holdings will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph.

    The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and the note, elect to receive all payments on the note in the specified currency by delivering a written notice to the trustee for the note not later than the applicable record date, except under the circumstances described under "Risk Factors--The unavailability of currencies could result in a substantial loss to you" above.
The election will remain in effect until revoked by a written notice to the trustee that is received not later than ten calendar days prior to the applicable payment date. If an event of default has occurred or Lehman Brothers
Holdings has exercised any discharge or defeasance options or given notice of redemption of a note, no such change of election may be made.

                                      S-9

    The amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent in accordance with the following procedures in the order set forth below:

    o The payment amount will be based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date, or if no such rate is quoted on that date, the last date on which the rate was quoted.

    o If the above quotations cannot be obtained, the exchange rate agent will obtain quotations from three, or if three are not available, then two, recognized foreign exchange dealers in New York City, one or more of which may be the agent, and another of which may be the exchange rate agent, that are selected by the exchange rate agent and approved by Lehman
      Brothers Holdings.

    o If the above quotations cannot be obtained, payment will be made in the foreign currency.

    The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Lehman Brothers Holdings' control. In that case, the payments will be made as described under "Risk Factors--The unavailability of currencies could result in a substantial loss to you" above.

    Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by wire transfer or by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, the payments of interest on notes will be made in accordance with existing arrangements between the trustee and the depositary.
However, in the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the original issue date for the note and ending on such interest payment date generally will be paid to the holder on the next interest payment date.

    A holder of $10,000,000, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of notes of like tenor and term, will be entitled to receive U.S. dollar payments by wire transfer of immediately available funds. However, such a holder is entitled to receive the payments only if the trustee receives written appropriate wire transfer instructions for the notes on or prior to the applicable interest payment date.

    Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee in New York City. In the case of global securities representing book-entry notes, principal and any premium and interest payable at stated maturity will be paid by wire transfer in immediately available funds to an account specified by the depositary.

    Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note will instead be made on the next business day, except in the case of a LIBOR Note. In that case, if the next business day falls in the next calendar month, the date will be the preceding business day. A payment may be made on the next business day with the same force and effect as if made on such date.

    Unless otherwise specified in the applicable pricing supplement, if the principal of any OID note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus
(2) the original issue discount amortized from the date of issue to the date of

                                      S-10

declaration. Amortization will be calculated using the interest method, computed in accordance with generally accepted accounting principles in effect on the date of declaration.

    Unless otherwise set forth in the applicable pricing supplement, the record date for any interest payment date for a floating rate note, fixed rate note or an indexed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding the interest payment date.

FIXED RATE NOTES

    Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity,"
or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

    Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually in arrears on the dates as set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

    Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on such date, including the stated maturity date, may be made on the next business day with the same force and effect as if made on such date. No additional interest will accrue as a result of the delayed payment. If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for the fixed rate note would otherwise be a day that is not a business day, such interest payment date will be postponed to the next business day. Any payment of interest on the interest payment date will include interest accrued through the day before the interest payment date.

FLOATING RATE NOTES

    The initial interest period is the period from the original issue date to, but not including, the first interest reset date. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period and any interest reset period is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point or bp equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as an adjustment to the interest rate applicable to the note.
As described below under "Subsequent Interest Periods" and "Extension of
Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

    The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

    o the CD Rate,

    o the Commercial Paper Rate,

    o the Federal Funds Rate,

    o LIBOR,

                                      S-11

    o the Treasury Rate,

    o the Prime Rate,

    o the J.J. Kenny Rate,

    o the Eleventh District Cost of Funds Rate, or

    o such other base rate as is set forth in the applicable pricing supplement and in the note.

    The following terms are used in describing the various base rates.

    The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

    "H.15(519)" means the publication entitled "Statistical Release H.15(519),
Selected Interest Rates," or any successor publication, published weekly by the
Board of Governors of the Federal Reserve System.

    "H.15 Daily Update" means the daily update of the Board of Governors of the
Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update, or any successor site or publication.

    "Calculation date" means the date by which the calculation agent is to calculate the interest rate for floating rate notes which will be the earlier of
(1) the fifth business day after the related rate determination date, or if any such day is not a business day, the next business day and (2) the business day preceding the applicable interest payment date or the stated maturity.

    As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

    - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and/or

    - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

    In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. The maximum rate of interest only applies to obligations that are less than
$2,500,000.

    Lehman Brothers Holdings will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the calculation agent for each senior note that is a floating rate note. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

    The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

    o in the case of floating rate notes that reset daily, each business day,

    o in the case of floating rate notes that reset weekly, other than Treasury
      Rate notes, the Wednesday of each week,

    o in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week,

                                      S-12

    o in the case of floating rate notes that reset monthly, other than Eleventh
      District Cost of Funds Rate notes, the third Wednesday of each month,

    o in the case of floating rate notes that are Eleventh District Cost of
      Funds Rate notes, the first calendar day of each month,

    o in the case of floating rate notes that reset quarterly, the third
      Wednesday of March, June, September and December of each year,

    o in the case of floating rate notes that reset semiannually, the third
      Wednesday of each of two months of each year specified in the applicable pricing supplement, and

    o in the case of floating rate notes that reset annually, the third
      Wednesday of one month of each year specified in the applicable pricing supplement,

provided, however, that (i) the interest rate in effect from the issue date to the first interest reset date with respect to a floating rate note will be the initial interest rate (as set forth in the applicable pricing supplement) and
(ii) the interest rate in effect for the ten days immediately prior to maturity will be that in effect on the tenth day preceding maturity.

    If an interest reset date for any floating rate note (other than a LIBOR note) would fall on a day that is not a business day, the interest reset date will be postponed to the next business day. If an interest reset date for a
LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next London business day. In the case of a
LIBOR note, if postponement to the next London business day would cause the interest reset date to be in the next calendar month, the interest reset date will instead be the immediately preceding London business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

    Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding the interest reset date, as further described below.

    Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

    Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor.
The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper
Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, J.J. Kenny
Rate notes, and Eleventh District Cost of Funds Rate notes. In the case of
Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

    For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of
CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, J.J. Kenny Rate notes, and Eleventh District Cost of
Funds Rate notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

                                      S-13

    Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1%
(.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit will be rounded upward.

    Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows:

    o In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of
      March, June, September and December of each year, as specified in the applicable pricing supplement.

    o In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and
      December.

    o In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September, and December of each year.

    o In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

    o In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

    If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for the floating rate note would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of the delayed payment.

    Upon the request of the holder of any floating rate note, the calculation agent for the note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate note.

    CD RATE NOTES

    Each CD Rate note will bear interest for each interest reset period at an interest rate based on the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

    The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise set forth in the applicable pricing supplement, the CD Rate will be the rate for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

    The following procedures will be followed if the CD Rate cannot be determined as described above:

    o If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update under the heading "CDs (Secondary Market)."

    o If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on that date of three leading

                                      S-14

      nonbank dealers in negotiable U.S. dollar certificates of deposit in New
      York City selected by the calculation agent after consultation with Lehman
      Brothers Holdings for negotiable certificates of deposit of major United
      States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

    o If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for the interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

    COMMERCIAL PAPER RATE NOTES

    Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate based on the Commercial Paper Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

    The calculation agent will determine the Commercial Paper Rate on each
Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise set forth in the applicable pricing supplement, the Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as the rate will be published in
H.15(519) under the heading "Commercial Paper--Nonfinancial."

    The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

    o If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15
      Daily Update, or such other recognized electronic source used for the purpose of displaying this rate, under the heading "Commercial Paper--
      Nonfinancial."

    o If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519), H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of
      3:00 p.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent after consultation with Lehman Brothers Holdings for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

    o If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper
      Rate for the interest reset period will be the same as the Commercial
      Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

     Money market yield will be calculated as follows:

     Money market yield=     D X 360      X   100
                          -------------
                          360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

                                      S-15

    FEDERAL FUNDS RATE NOTES

    Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate based on the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

    The calculation agent will determine the Federal Funds Rate on each Federal
Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for the interest reset period. Unless otherwise set forth in the applicable pricing supplement, the
Federal Funds Rate will be the rate for Federal Funds as published in
H.15(519) under the heading "Federal Funds (Effective)," as this rate is displayed on Bridge Telerate, Inc. on page 120, or any successor service or page
("Telerate Page 120").

    The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

    o If the above rate does not appear on Telerate Page 120 or is not yet published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds
      Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading
      "Federal Funds (Effective)."

    o If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, then the Federal Funds Rate for the interest reset period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on that date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New
      York selected by the calculation agent after consultation with Lehman
      Brothers Holdings.

    o If the dealers selected by the calculation agent, however, are not quoting rates as mentioned in the preceding sentence, the Federal Funds Rate for the interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

    In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next business day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

    LIBOR NOTES

    Each LIBOR note will bear interest for each interest reset period at an interest rate based on LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

    The calculation agent will determine LIBOR on each LIBOR determination date.
The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period. A "London business day"
means a day other than a Saturday or Sunday on which dealings in deposits in
U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

    Unless otherwise set forth in the applicable pricing supplement on a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows:

    o The calculation agent will determine the offered rates for deposits in
      U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on the "designated LIBOR page" as of 11:00 a.m., London time, on that LIBOR determination date.

                                      S-16

    o If "LIBOR Telerate" is designated in the applicable pricing supplement,
      "designated LIBOR page" means the display on Bridge Telerate, Inc. on page
      3750, or any successor service or page for the purpose of displaying the
      London interbank offered rates of major banks.

    o If "LIBOR Reuters" is designated in the applicable pricing supplement,
      "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates (unless the designated
      LIBOR page by its terms provides only for a single rate, in which case such single rate shall be used) on the display on the Reuters Monitor
      Money Rates Service on page "LIBO," or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

    If neither "LIBOR Telerate" nor "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

    If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows:

    o The calculation agent for the LIBOR note will select four major banks in the London interbank market after consultation with Lehman Brothers
      Holdings.

    o The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations will be for deposits in
      U.S. dollars for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

     (1) If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of the quotations.

     (2) If fewer than two quotations are provided, the calculation agent will select three major banks in New York City after consultation with
         Lehman Brothers Holdings and follow the steps in the two bullet points below.

        o The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately
          3:00 p.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in U.S. dollars, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

        o If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

    TREASURY RATE NOTES

    Each Treasury Rate note will bear interest for each interest reset period at an interest rate based on the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

    The calculation agent will determine the Treasury Rate on each Treasury Rate determination date.

    TREASURY RATE NOTES OTHER THAN CONSTANT MATURITY TREASURY RATE NOTES

    Unless "Constant Maturity" is specified in the applicable pricing supplement, and unless otherwise set forth in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate

                                      S-17

for the auction held on the Treasury Rate determination date for the interest reset period of U.S. treasury securities having the index maturity specified in the pricing supplement as that rate appears on the display on Bridge
Telerate, Inc. (as any successor service) on page 56 (or any other page as may replace this page on that service) under the heading "INVESTMENT RATE."

    If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below:

     (1) If the Treasury Rate is not published prior to 3:00 p.m., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States
         Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (2) If the results of such auction are not published or reported as provided in (1) above by 3:00 p.m., New York City time, on the calculation date, or if no such auction is held on the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the rate having the index maturity specified in the pricing supplement as published in H.15(519) under the heading "U.S.
         Government Securities--Treasury Bills (Secondary Market)" or, if not
         yet published by 3:00 p.m., New York City time on the calculation date, the rate on the Treasury Rate determination date of treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption
         "U.S. Government Securities--Treasury Bills (Secondary Market)."

     (3) If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York
         City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or
         366 days, as applicable, and applied on a daily basis.

     (4) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (3) above, then the Treasury Rate for the interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

    The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for the interest reset period falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following
Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that
Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

    CONSTANT MATURITY TREASURY RATE NOTES

    If "Constant Maturity" is specified in the applicable pricing supplement, unless otherwise set forth in the applicable pricing supplement, the Treasury
Rate for each interest reset period will be the rate displayed

                                      S-18

on the "designated Constant Maturity Treasury page" under the caption "Treasury
Constant Maturities" under the column for the Designated CMT Maturity Index for:

    o that Constant Maturity Treasury Rate determination date, if the designated
      Constant Maturity Treasury page is 7051; or

    o the week, or the month, as set forth in the applicable pricing supplement, ended immediately preceding the week in which the calculation date pertaining to the Constant Maturity Treasury Rate determination date occurs, if the designated Constant Maturity Treasury page is 7052.

    If the rate cannot be set as described above, the calculation agent will use the following methods in succession:

    o If the rate is no longer displayed on the designated Constant Maturity
      Treasury page, or if not displayed by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the Constant Maturity Treasury Rate will be the
      Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519) for the Constant Maturity Treasury Rate
      determination date.

    o If the rate is no longer published, or if not published in H.15 (519) by
      3:00 p.m., New York City time, on the calculation date pertaining to the
      Constant Maturity Treasury Rate determination date, then the Constant
      Maturity Treasury Rate for that Constant Maturity Treasury Rate determination date will be the Treasury Constant Maturity rate for the
      Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury
      Rate determination date with respect to the interest reset date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines is comparable to the rate formerly displayed on the designated
      Constant Maturity Treasury page and published in the relevant H.15(519).

    o If that information is not available by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the calculation agent will calculate the Constant
      Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately
      3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading primary United States government securities dealers (each, a
      "Reference Dealer") in the City of New York selected by the calculation agent. The three Reference Dealers shall be selected from five Reference
      Dealers selected by the calculation agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the
      United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

    o If the calculation agent cannot obtain three Treasury Note quotations as described above, the Constant Maturity Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three Reference
      Dealers in the City of New York. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If two of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT
      Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

                                      S-19

    o If fewer than five but more than two Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated.

    o If fewer than three Reference Dealers are quoting as described above, then the rate will be the same as that in effect on that Constant Maturity
      Treasury Rate determination date.

        The "Constant Maturity Treasury Rate determination date" will be the tenth business day prior to the interest reset date for the applicable interest reset period.

        "Designated Constant Maturity Treasury page" means the display on Bridge
    Telerate, Inc. on the page designated in the pricing supplement, or any successor service or page for the purpose of displaying Treasury Constant
    Maturities as reported in H.15(519). If that page is not specified in the pricing supplement, the designated Constant Maturity Treasury page shall be
    7052, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the pricing supplement with respect to which the Constant Maturity Treasury
    Rate will be calculated. If no such maturity is specified in the pricing supplement, the Designated CMT Maturity Index shall be 2 years.

    PRIME RATE NOTES

    Each Prime Rate note will bear interest for each interest reset period at an interest rate based on the Prime Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

    The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise set forth in the applicable pricing supplement, the Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

    The following procedures will be followed if the Prime Rate cannot be determined as described above:

    o If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update, on another recognized electronic source used for the purpose of displaying this rate, under the heading
      "Bank Prime Loan."

    o If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, in either of those sources, then the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the
      Reuters Screen USPRIME1 Page as each such bank's prime rate or base lending rate for the Prime Rate determination date.

    o If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the calculation agent will select three major banks in New York City after consultation with Lehman Brothers Holdings. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

    o If fewer than three New York City banks are quoting rates as mentioned in the preceding sentence, the Prime Rate for the interest reset period will be the same as the Prime Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the
      Prime Rate will be the initial interest rate.

    "Reuters Screen USPRIME1 page" means the display designated as page
"USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

                                      S-20

    J.J. KENNY RATE NOTES

    Each J.J. Kenny Rate note will bear interest for each interest reset period based on the J.J. Kenny Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

    The calculation agent will determine the J.J. Kenny Rate on each J.J. Kenny
Rate determination date. The J.J. Kenny Rate determination date is the second business day prior to the interest reset date for each interest reset period.

    Unless otherwise set forth in the applicable pricing supplement, the J.J.
Kenny Rate will be the per annum rate on that date equal to the index made available and subsequently published by Kenny Information Systems or its successor. The rate will be based upon 30-day yield evaluations at par of bonds of not less than five "high grade" component issuers. The bonds evaluated will be bonds on which the interest is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986 (the "Code"). Kenny
Information Systems will select the issuers from time to time, including issuers of general obligation bonds. However, the bonds on which the index is based will not include any bonds the interest on which may trigger an "alternate minimum tax" or similar tax under the Code, unless the tax may be imposed on all tax-exempt bonds.

    If the rate described above is not made available by 3:00 P.M., New York
City time, on the calculation date pertaining to the J.J. Kenny Rate determination date, the J.J. Kenny Rate will be the rate quoted by a successor indexing agent selected by Lehman Brothers Holdings. This rate will be equal to the prevailing rate for bonds included in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation for issuers selected by the successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems. The bonds for which rates are quoted will be bonds that may be tendered by their holders for purchase on not more than seven days' notice and the interest on which:

    o is variable on a weekly basis,

    o is excludable from gross income for federal income tax purposes under the
      Code, and

    o does not give rise to an "alternate minimum tax" or similar tax under the
      Code, unless all tax-exempt bonds give rise to such a tax.

However, if a successor indexing agent is not available, the J.J. Kenny Rate on the J.J. Kenny Rate determination date will be the J.J. Kenny Rate for the immediately preceding interest reset period. If there was no such interest reset period, the J.J. Kenny Rate will be the initial interest rate.

    ELEVENTH DISTRICT COST OF FUNDS RATE NOTES

    Each Eleventh District Cost of Funds Rate note will bear interest for each interest reset period based on the Eleventh District Cost of Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

    The calculation agent will determine the Eleventh District Cost of Funds
Rate on each Eleventh District Cost of Funds Rate determination date. The
Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank (FHLB) of San Francisco publishes the Eleventh District Cost of Funds Index.

    Unless otherwise set forth in the applicable pricing supplement, the
Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Eleventh
District Cost of Funds Rate determination date as set forth under the caption
"Eleventh District" on Telerate Page 7058. "Telerate Page 7058" means the display page designated as page 7058 on Bridge Telerate, Inc., or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank
District.

                                      S-21

    The following procedures will be followed if the Eleventh District Cost of
Funds Rate cannot be determined as described above:

    o If the rate does not appear on Telerate Page 7058 on the calculation date pertaining to the Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of
      Funds Rate determination date will be the Eleventh District Cost of Funds
      Rate Index.

    o If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Rate determination date, then the Eleventh District Cost of Funds Rate for the interest reset period will be the same as the Eleventh District Cost of
      Funds Rate in effect for the immediately preceding interest reset period.
      If there was no such interest reset period, the Eleventh District Cost of
      Funds Rate Index will be the initial interest rate.

    The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh
Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

    INVERSE FLOATING RATE NOTES

    Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

    o in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Lehman Brothers Holdings as described in the applicable pricing supplement; and

    o in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding the date of maturity.

    FLOATING/FIXED RATE NOTES

    The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in the applicable pricing supplement.

SUBSEQUENT INTEREST PERIODS

    The pricing supplement relating to each note will indicate whether Lehman
Brothers Holdings has the option to reset the interest rate, or the spread, spread multiplier, or method of calculation, as the case may be, for the note.
If Lehman Brothers Holdings has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate or the spread, spread multiplier, or method of calculation, as the case may be, may be reset.

    Lehman Brothers Holdings will notify the trustee whether or not it intends to exercise such option relating to the note at least 45 but not more than
60 days prior to an optional reset date for the note. Not later than five business days after receipt thereof, the trustee will mail to the holder of the note a reset notice indicating whether Lehman Brothers Holdings has elected to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be.

                                      S-22

    If Lehman Brothers Holdings elects to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating the new interest rate or the new spread, spread multiplier, or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which and the price or prices at which the redemption may occur during the subsequent interest period.

    Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or the new spread, spread multiplier, and/or method of calculation as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

    Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Lehman Brothers Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

    Lehman Brothers Holdings can make such revocations by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear the higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

    The holder of a note will have the option to elect repayment by Lehman
Brothers Holdings on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. For a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase"
for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than
35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the optional reset date.

AMORTIZING NOTES

    Lehman Brothers Holdings may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity:

    o in accordance with a schedule,

    o by application of a formula, or

    o based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment, will be set forth in the applicable pricing supplement.

INDEXED NOTES

    Lehman Brothers Holdings may also offer indexed notes, which may be fixed or floating rate notes or bear no interest. An indexed note provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an interest payment date, will be determined by reference to:

    o securities of one or more issuers, including Lehman Brothers Holdings,

    o one or more currencies,

    o one or more commodities,

    o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the

                                      S-23

      prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency)
      other than Lehman Brothers Holdings, and/or

    o one or more indices or baskets of the items described above.

    Each instrument, measure or event described above is referred to as an
"index property". If you are a holder of an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

    An indexed note may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed note may also provide that the form of settlement may be determined at Lehman Brothers Holdings' option or at the holder's option.
Some indexed notes may be exchangeable, at Lehman Brothers Holdings' option or the holder's option, for securities of an issuer other than Lehman Brothers
Holdings.

    If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the note may be settled physically or in cash.

    No holder of an indexed note will, as such, have any rights of a holder of the index property referenced in the note or deliverable upon settlement, including any right to receive payment thereunder.

DUAL CURRENCY NOTES

    Lehman Brothers Holdings may from time to time offer dual currency notes on which Lehman Brothers Holdings has a one time option of making all payments of principal, any premium and interest on the notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of the notes, in the optional payment currency specified in the applicable pricing supplement. The option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

    The pricing supplement for each issuance of dual currency notes will specify, among other things:

    o the specified currency,

    o the optional payment currency, and

    o the designated exchange rate.

    The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Lehman Brothers Holdings may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

    If Lehman Brothers Holdings makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If the election is made, notice will be mailed in accordance with the terms of the applicable tranche of dual currency notes within five business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Lehman
Brothers Holdings, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Lehman Brothers Holdings had made the payment in the specified currency.

                                      S-24

RENEWABLE NOTES

    Lehman Brothers Holdings may from time to time offer renewable notes, which will mature on an initial maturity date. The initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of the notes, unless the term of all or any portion of any the notes is renewed in accordance with the procedures described below.

    The term of a renewable note may be extended to the interest payment date occurring in the twelfth month (or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder) after the renewal date. The extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month (unless a special election interval is specified in the applicable pricing supplement) prior to the initial maturity date of the note. Subsequent renewal dates will occur on the interest payment date occurring in each sixth month (or in the last month of each special election interval) after the initial renewal date.

    If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, the portion will become due and payable on the existing maturity date.

    An election to renew the term of a renewable note is made by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City.
The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the special election period). The election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

    An election to renew the term of a renewable note may be exercised for less than the entire principal amount of the renewable note only if so specified in the applicable pricing supplement and only in the principal amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable note may not be extended beyond the stated maturity specified for the renewable note in the applicable pricing supplement.

    If the holder does not elect to renew the term, the renewable note must be presented to the trustee, or any duly appointed paying agent. If the renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the renewable note. The trustee, or any duly appointed paying agent, will issue a new note in exchange for the renewable note. The new note will be in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew the term was exercised, with terms identical to those specified on the renewable note. However, the note will have a fixed, nonrenewable stated maturity on the new maturity date.

    If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement renewable note. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged renewable note, with terms otherwise identical to the exchanged renewable note.

EXTENSION OF MATURITY

    The pricing supplement relating to each note will indicate whether Lehman
Brothers Holdings has the option to extend the stated maturity of the note for an extension period. An extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the pricing supplement.

    Lehman Brothers Holdings may exercise such option for a note by notifying the trustee for the note at least 45 but not more than 60 days prior to the old stated maturity of the note. Not later than five business days after receipt thereof, the trustee will mail an extension notice to the holder of the note.
The extension notice will set forth:

    o the election of Lehman Brothers Holdings to extend the stated maturity of the note,

                                      S-25

    o the new stated maturity,

    o in the case of a fixed rate note, the interest rate applicable to the extension period,

    o in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period, and

    o any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, the redemption may occur during the extension period.

    Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice.

    Despite the foregoing, not later than 20 days prior to the old stated
maturity of the note, Lehman Brothers Holdings may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Lehman Brothers Holdings may so act by causing the trustee to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, to the holder of the note. The notice will be irrevocable and will be mailed by the trustee within three business days of receipt thereof. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

    If Lehman Brothers Holdings extends the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by Lehman
Brothers Holdings on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to such date. For a note to be repaid on the old stated maturity once Lehman Brothers Holdings has extended its stated
maturity, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment.
The period for delivery of the note or notification to the trustee will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may give written notice to the trustee for the note to revoke any such tender for repayment until the close of business on the tenth day before the old stated
maturity.

COMBINATION OF PROVISIONS

    If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of
Maturity" and "Renewable Notes," and below under "Optional Redemption, Repayment and Repurchase."

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

    The pricing supplement relating to each note will indicate either that
(1) the note cannot be redeemed prior to its stated maturity or (2) that the note will be redeemable at the option of Lehman Brothers Holdings, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the note may be redeemed on each such optional redemption date.

    Unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the holder of the note. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of the note or notes. Unless otherwise specified in the applicable pricing supplement, if less than all of the notes are redeemed the trustee will select the notes to be redeemed by lot or by the method the trustee deems fair and appropriate.

                                      S-26

    The pricing supplement relating to each note will also indicate whether the holder of the note will have the option to elect repayment of the note by Lehman
Brothers Holdings prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the note may be repaid on each such optional repayment date.

    For a note to be repaid, the trustee must receive, at least 30 but not more than 45 days prior to an optional repayment date:

    (1) the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed, or

    (2) a telegram, telex, fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a
        commercial bank or trust company in the United States setting forth:

       o the name of the holder of the note,

       o the face amount of the note to be repaid,

       o the certificate number or a description of the tenor and terms of the note,

       o a statement that the option to elect repayment is being exercised, and

       o a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of the telegram, telex, fax or letter.

    If the guarantee procedure described in clause (2) above is followed, the note and form duly completed must be received by the trustee by the fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided, that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

    If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

    If Lehman Brothers Holdings redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Lehman Brothers
Holdings will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus.

    The amortized face amount of a note on any date means the amount equal to:

    o the issue price set forth on the face of the applicable pricing supplement, plus

    o that portion of the difference between the issue price and the stated
      principal amount of the note that has accrued by that date at:

     (1) the bond yield to maturity set forth on the face of the applicable pricing supplement, or

     (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

                                      S-27

    These computations will be made in accordance with generally accepted United
States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement will be computed on the basis of:

    o the first occurring optional redemption date with respect to the note, and

    o the amount payable on the optional redemption date.

    If any such note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of:

    (1) the next occurring optional redemption date, and

    (2) the amount payable on the optional redemption date.

The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

    Lehman Brothers Holdings may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Lehman Brothers Holdings may, at the discretion of Lehman Brothers Holdings, be held, resold or surrendered to the trustee for cancellation.

OTHER PROVISIONS

    The terms in the applicable pricing supplement may modify any provisions relating to:

    o the determination of an interest rate basis,

    o the specification of an interest rate basis,

    o calculation of the interest rate applicable to, or the principal payable at maturity on, any note,

    o interest payment dates, or

    o any other related matters.

DEFEASANCE

    The defeasance provisions described in the accompanying prospectus will be applicable to the notes.

                                      S-28

                              PLAN OF DISTRIBUTION

    The notes are being offered on a continuous basis by Lehman Brothers
Holdings through Lehman Brothers Inc., as agent or principal. Lehman Brothers
Inc., as agent, has agreed to use its reasonable efforts to solicit orders to purchase notes. Lehman Brothers Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part.
Lehman Brothers Inc., as agent, will have the right to reject any proposed purchase in whole or in part. Lehman Brothers Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice. Lehman
Brothers Holdings will pay the agent a commission of from not more than .125% to not more than .625% of the principal amount of notes sold through it, depending upon the stated maturity.

    Lehman Brothers Holdings may also sell notes at a discount to the agent, as principal, for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the applicable pricing supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the agent may offer and sell notes purchased by it as principal to other dealers.
These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agent.

    Lehman Brothers Holdings may appoint agents (either as agent or principal), other than or in addition to Lehman Brothers Inc., with respect to the notes.
Any other agents will be named in the applicable pricing supplement and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of Lehman Brothers Holdings and may engage in transactions with and perform services for Lehman Brothers Holdings in the ordinary course of business. Lehman Brothers Inc. may resell notes to or through another of our affiliates, as selling agent.

    Lehman Brothers Holdings reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Lehman Brothers
Holdings.

    No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The agent may make a market in the notes, but the agent is not obligated to do so. The agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

    The agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Lehman Brothers
Holdings has agreed to indemnify the agent against liabilities relating to material misstatements and omissions, or to contribute to payments that the agent may be required to make relating to these liabilities. Lehman Brothers
Holdings will reimburse the agent for customary legal and other expenses, incurred by it in connection with the offer and sale of the notes.

    Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

    Concurrently with the offering of notes through the agent as described in this prospectus supplement, Lehman Brothers Holdings may issue other securities under either of the indentures referred to in the accompanying prospectus.

    Lehman Brothers Inc., the broker-dealer subsidiary of Lehman Brothers
Holdings, is a member of the NASD and may participate in offerings of the notes.
Accordingly, offerings of the notes in which Lehman Brothers Inc. participates will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by the agent or other affiliates of Lehman
Brothers Holdings in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The agent or these other affiliates may act as principal or agent in such transactions.

                                      S-29

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PROSPECTUS

                                $24,821,567,094

                         LEHMAN BROTHERS HOLDINGS INC.

MAY OFFER--

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK

                                ----------------

    Lehman Brothers Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

    The securities offered pursuant to this prospectus are offered in an aggregate principal amount of up to $24,821,567,094 subject to reduction as a result of the sale under certain circumstances of other securities.

                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.
Any representation to the contrary is a criminal offense.

                             ---------------------

June 14, 2001

                               PROSPECTUS SUMMARY

    This summary provides a brief overview of the key aspects of Lehman Brothers
Holdings and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

    o this prospectus, which explains the general terms of the securities that
      Lehman Brothers Holdings may offer;

    o the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

    o the documents referred to in "Where You Can Find More Information" on page
      6 for information about Lehman Brothers Holdings, including its financial statements.

                         LEHMAN BROTHERS HOLDINGS INC.

    Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. The company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin
America and the Asia Pacific region.

    The company's business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange, derivative products and certain commodities. The company acts as a market-maker in all major equity and fixed income products in both the domestic and international markets. The company is a member of all principal securities and commodities exchanges in the United
States, as well as the National Association of Securities Dealers, Inc., and
holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong,
Frankfurt, Paris and Milan stock exchanges.

    Lehman Brothers Holdings' principal executive office is at Three World
Financial Center, New York, New York 10285, and its telephone number is
(212) 526-7000.

               THE SECURITIES LEHMAN BROTHERS HOLDINGS MAY OFFER

    Lehman Brothers Holdings may use this prospectus to offer up to
$24,821,567,094 of:

    o debt securities,

    o preferred stock,

    o depositary shares, and

    o common stock.

    A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

    Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered securities are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers
Holdings. Lehman Brothers Holdings' subsidiaries will have no obligation to pay any amount in respect of offered securities or to make any funds available therefor. Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries, including payments to Lehman Brothers Holdings, are restricted by net capital and other rules of various regulatory bodies.
Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any

distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.

DEBT SECURITIES

    Debt securities are unsecured general obligations of Lehman Brothers
Holdings in the form of senior or subordinated debt. Senior debt includes Lehman
Brothers Holdings' notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if payments on the senior debt were not made.

    Debt securities may bear interest at a fixed or a floating rate and may provide that the amount payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

    o securities of one or more issuers, including Lehman Brothers Holdings,

    o one or more currencies,

    o one or more commodities,

    o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or

    o one or more indices or baskets of the items described above.

    For any particular debt securities Lehman Brothers Holdings offers, the prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms.

    The senior and subordinated debt will be issued under separate indentures between Lehman Brothers Holdings and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities"
below. You are also encouraged to read the indentures, which are incorporated by reference in or filed as exhibits to Lehman Brothers Holdings' registration statement no. 333-60474. You can obtain copies of these documents by following the directions on page 6.

    GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT

    o Neither indenture limits the amount of debt that Lehman Brothers Holdings may issue or provides holders any protection should there be a highly leveraged transaction involving Lehman Brothers Holdings, although the indentures do limit Lehman Brothers Holdings' ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture.
      These thresholds are described below under "Description of Debt
      Securities." Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.

    o The indentures allow Lehman Brothers Holdings to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Lehman Brothers Holdings' responsibilities for the debt. Unless the transaction resulted in an event of default, Lehman
      Brothers Holdings would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

    o The indentures provide that holders of 66 2/3% of the principal amount of the debt securities outstanding in any series may vote to change Lehman
      Brothers Holdings' obligations or your rights concerning those securities.
      However, changes to the financial terms of that security,

      including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

    o Lehman Brothers Holdings may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Lehman
      Brothers Holdings' obligations under the particular securities when due.

    o The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

    EVENTS OF DEFAULT

    The events of default specified in the indentures include:

    o failure to pay principal when due;

    o failure to pay required interest for 30 days;

    o failure to make a required scheduled installment payment for 30 days;

    o failure to perform other covenants for 90 days after notice; and

    o certain events of insolvency or bankruptcy, whether voluntary or not.

    REMEDIES

    If there were a default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

PREFERRED STOCK

    Lehman Brothers Holdings may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board.
Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of
Lehman Brothers Holdings, voting rights and conversion rights.

    Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Lehman Brothers
Holdings' common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

DEPOSITARY SHARES

    Lehman Brothers Holdings may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

    These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Lehman Brothers Holdings and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Lehman Brothers Holdings' registration statement no. 333-60474. You can obtain copies of this document by following the directions on page 6.

COMMON STOCK

    Lehman Brothers Holdings may issue shares of common stock, par value $.10 per share. Holders of the common stock are entitled to receive dividends when declared by the board of directors. Each

holder of common stock is entitled to one vote per share. The holders of common stock have no cumulative voting or preemptive rights.

FORM OF SECURITIES

    Lehman Brothers Holdings will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company,
Euroclear or Clearstream, Luxembourg. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. Lehman Brothers Holdings will issue the securities only in registered form, without coupons.

PAYMENT CURRENCIES

    Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

LISTING

    If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

                                USE OF PROCEEDS

    Lehman Brothers Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Lehman Brothers Holdings may use some of the proceeds to refinance or extend the maturity of existing debt obligations.
Lehman Brothers Holdings may use a portion of the proceeds from the sale of indexed notes to hedge its exposure to payments that it may have to make on such indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

    Lehman Brothers Holdings may sell the offered securities in any of the following ways:

    o to or through underwriters or dealers;

    o by itself directly;

    o through agents; or

    o through a combination of any of these methods of sale.

    The prospectus supplement will explain the ways Lehman Brothers Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Lehman Brothers Holdings is granting the underwriters, dealers or agents.

    If Lehman Brothers Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

    Lehman Brothers Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates. It also expects that one or more of these affiliates may offer and sell previously issued offered securities as part of their business, and may act as principals or agents in such transactions. Lehman Brothers Holdings or such affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION

    As required by the Securities Act of 1933, Lehman Brothers Holdings filed a registration statement (No. 333-60474) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

    Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Lehman Brothers Holdings files at the SEC's public reference rooms in
Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the
Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information that Lehman Brothers Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

    o Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on February 28, 2001;

    o Amendment No. 1 to Annual Report on Form 10-K for the year ended
      November 30, 2000, filed with the SEC on March 9, 2001;

    o Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, filed with the SEC on April 16, 2001;

    o Current Reports on Form 8-K, filed with the SEC on January 4, January 5,
      February 27, March 13, March 21, April 26 (two filings), May 2, May 22,
      June 1 and June 14, 2001; and

    o Registration Statement on Form 8-A, filed on April 29, 1994.

    All documents Lehman Brothers Holdings files pursuant to Section 13(a),
13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date affiliates of Lehman
Brothers Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

    You may request a copy of these filings, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address:

       Controller's Office
       Lehman Brothers Holdings Inc.
       Three World Financial Center
       New York, New York 10285
       (212) 526-0660

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND THE
PROSPECTUS SUPPLEMENT, AS WELL AS THE INFORMATION INCORPORATED BY REFERENCE.
LEHMAN BROTHERS HOLDINGS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT
INFORMATION. LEHMAN BROTHERS HOLDINGS IS NOT MAKING AN OFFER OF THESE SECURITIES
IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT
THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS
INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE
APPLICABLE DOCUMENT.

                          USE OF PROCEEDS AND HEDGING

    GENERAL.  Lehman Brothers Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

    o fund the business of its operating units;

    o fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

    o lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

    Lehman Brothers Holdings expects to incur additional indebtedness in the future to fund its businesses. Lehman Brothers Holdings or an affiliate may enter into one or more swap agreements in connection with sales of the offered securities and may earn additional income from those transactions.

    HEDGING.  Lehman Brothers Holdings or its subsidiaries may use all or some of the proceeds received from the sale of offered securities to purchase or maintain positions in securities or other assets that may underlie any offered securities, or in securities or other assets that may be used to determine an index or indices that the securities may be linked to. Lehman Brothers Holdings or its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to any such securities, assets or indices. Lehman Brothers Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other risk relating to offered securities.

    Lehman Brothers Holdings expects that it or its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying securities, assets or indices. These factors may include the history of price changes in those underlying securities, assets or indices and the time remaining to maturity. Lehman Brothers Holdings may take long or short positions in undertaking any such hedging. These hedging activities may occur from time to time before the offered securities mature and will depend on market conditions.

    In addition, Lehman Brothers Holdings or its subsidiaries may purchase or otherwise acquire long or short positions in the offered securities themselves from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Lehman Brothers Holdings or its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

    If Lehman Brothers Holdings or its subsidiaries have long hedge positions, they may liquidate all or a portion of their holdings at or about the time of the maturity of the offered securities. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Lehman Brothers Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

    Lehman Brothers Holdings has no reason to believe that its hedging activities will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the underlying securities, assets or indices.
However, Lehman Brothers Holdings cannot guarantee to you that its hedging activities will not affect such prices or value.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                                                                                THREE
                                                                                                               MONTHS
                                                                   YEAR ENDED NOVEMBER 30,                      ENDED
                                                     ----------------------------------------------------   FEBRUARY 28,
                                                       1996       1997       1998       1999       2000         2001
                                                     --------   --------   --------   --------   --------   ------------

Ratio of Earnings to Fixed Charges.................    1.06       1.07       1.07       1.12       1.14          1.12
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends....................    1.05       1.06       1.06       1.10       1.12          1.11

                         DESCRIPTION OF DEBT SECURITIES

    Please note that in this section entitled "Description of Debt Securities,"
references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to
"holders" mean those who own debt securities registered in their own names, on the books that Lehman Brothers Holdings or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Book-Entry Procedures and
Settlement."

GENERAL

    The debt securities offered by this prospectus will be unsecured obligations of Lehman Brothers Holdings and will be either senior or subordinated debt.
Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions on page 6, or by contacting the applicable indenture trustee.

    A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page 6 or by contacting the applicable indenture trustee.

    The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

    Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the senior debt indenture will be
Citibank, N.A., and the trustee under the subordinated debt indenture will be
The Chase Manhattan Bank.

    The indentures provide that unsecured senior or subordinated debt securities of Lehman Brothers Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Lehman Brothers Holdings.
Lehman Brothers Holdings also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

TYPES OF DEBT SECURITIES

    Lehman Brothers Holdings may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

    FIXED AND FLOATING RATE DEBT SECURITIES

    Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued by Lehman Brothers Holdings at a discount will be described in the applicable prospectus supplement.

    Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

    All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S.
dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

    In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Lehman
Brothers Holdings.

    INDEXED DEBT SECURITIES

    Lehman Brothers Holdings may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. The particular terms of any offered indexed debt securities will be described in detail in an accompanying prospectus supplement.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

    The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

    o the title;

    o whether senior or subordinated debt;

    o the total principal amount offered;

    o the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

    o the maturity date or dates;

    o whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

    o if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

    o if the debt security is an original issue discount debt security, the yield to maturity;

    o if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

    o the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

    o if other than in United States dollars, the currency or currency unit in which payment will be made;

    o any provisions for the payment of additional amounts for taxes;

    o the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

    o the terms and conditions on which the securities may be redeemed at the option of Lehman Brothers Holdings;

    o any obligation of Lehman Brothers Holdings to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

    o any provisions for the discharge of Lehman Brothers Holdings' obligations relating to the securities by deposit of funds or United States government obligations;

    o the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

    o any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

    o any other specific terms of the securities.

    The terms on which a series of debt securities may be convertible into or exchangeable for other securities of Lehman Brothers Holdings or any other entity will be set forth in the prospectus supplement relating to such series.
Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Lehman Brothers
Holdings. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

    The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under
"Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof. The prospectus supplement

                                       10

relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

    The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City.
Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Lehman Brothers Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 305).

PAYMENT AND PAYING AGENTS

    Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in
New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement (Sections 307 and 1002).

CALCULATION AGENTS

    Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that Lehman
Brothers Holdings appoints as its agent for this purpose. That institution may include any affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc.
Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

SENIOR DEBT

    The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Lehman Brothers
Holdings except subordinated debt.

SUBORDINATED DEBT

    The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "senior debt" (as defined below) of Lehman Brothers Holdings.

    If Lehman Brothers Holdings defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Lehman Brothers Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

    If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Lehman Brothers Holdings, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

    Furthermore, if Lehman Brothers Holdings defaults in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such debt can receive any payments.

                                       11

    "Senior debt" means:

    (1) the principal, premium, if any, and interest in respect of
        (A) indebtedness of Lehman Brothers Holdings for money borrowed and
        (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Lehman Brothers Holdings, including the senior debt securities;

    (2) all capitalized lease obligations of Lehman Brothers Holdings;

    (3) all obligations of Lehman Brothers Holdings representing the deferred purchase price of property; and

    (4) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

    (a) subordinated debt securities;

    (b) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

    (c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

    (d) indebtedness that is subordinated to an obligation of Lehman Brothers
        Holdings of the type specified in clauses (1) through (4) above
        (Subordinated Debt Indenture, Section 1401).

    The effect of clause (d) is that Lehman Brothers Holdings may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

COVENANTS

    LIMITATIONS ON LIENS.  The indentures provide that Lehman Brothers Holdings will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at Lehman Brothers Holdings' option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness (Section 1005).

    "Designated subsidiary" means any subsidiary of Lehman Brothers Holdings, the consolidated net worth of which represents at least 5% of the consolidated net worth of Lehman Brothers Holdings. As of February 28, 2001, the designated subsidiaries were Lehman Brothers Bancorp Inc., Lehman Brothers Bank, FSB,
Lehman Brothers Inc., Lehman Brothers Holdings Plc, Lehman Brothers
(International) Europe, Lehman Brothers Japan Inc., Lehman Brothers U.K.
Holdings (Delaware) Inc., Lehman Brothers UK Holdings Ltd., Lehman Commercial
Paper Inc., LCPI Properties Inc., LW-LP Inc., Lehman Re Ltd. and Structured
Asset Securities Corp. (Section 101).

    LIMITATIONS ON MERGERS AND SALES OF ASSETS.  The indentures provide that
Lehman Brothers Holdings will not merge or consolidate or transfer or lease all or substantially all its assets, and another person may not transfer or lease all or substantially all of its assets to Lehman Brothers Holdings unless:

    o either (1) Lehman Brothers Holdings is the continuing corporation, or
      (2) the successor corporation, if other than Lehman Brothers Holdings, is a U.S. corporation and expressly

                                       12

      assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

    o immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Section 801).

    Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

    Under the indentures, Lehman Brothers Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 901).

    Lehman Brothers Holdings and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

    No such modification may, without the consent of the holder of each security so affected:

    o extend the fixed maturity of any such securities,

    o reduce the rate or change the time of payment of interest on such securities,

    o reduce the principal amount of such securities or the premium, if any, on such securities,

    o change any obligation of Lehman Brothers Holdings to pay additional amounts,

    o reduce the amount of the principal payable on acceleration of any securities issued originally at a discount,

    o adversely affect the right of repayment or repurchase at the option of the holder,

    o reduce or postpone any sinking fund or similar provision,

    o change the currency or currency unit in which any such securities are payable or the right of selection thereof,

    o impair the right to sue for the enforcement of any such payment on or after the maturity of such securities,

    o reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders,

    o change any obligation of Lehman Brothers Holdings to maintain an office or agency (Section 902).

DEFAULTS

    Each indenture provides that events of default regarding any series of debt securities will be:

    o failure to pay required interest on any debt security of such series for
      30 days;

    o failure to pay principal or premium, if any, on any debt security of such series when due;

    o failure to make any required scheduled installment payment for 30 days on debt securities of such series;

                                       13

    o failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

    o certain events of bankruptcy or insolvency, whether voluntary or not
      (Section 501).

    If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Lehman Brothers
Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Lehman Brothers Holdings of its obligations under the indenture during the preceding year (Section 1006).

    No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

    Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 502 and 512). The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 603).

    If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 506).

    Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Sections 502, 507 and 603).

DEFEASANCE

    Except as may otherwise be set forth in an accompanying prospectus supplement, after Lehman Brothers Holdings has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

    o if the terms of the debt securities so provide, Lehman Brothers Holdings will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge" (Section 401); or

    o Lehman Brothers Holdings will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance" (Section 1009).

    When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) Lehman Brothers
Holdings will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Lehman Brothers Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

    For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see "United
States Federal Income Tax Consequences--Tax Consequences of Defeasance" below.

                                       14

PAYMENT OF ADDITIONAL AMOUNTS

    If so noted in the applicable prospectus supplement for a particular issuance, Lehman Brothers Holdings will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable.
Lehman Brothers Holdings will not be required, however, to make any payment of additional amounts for or on account of:

    o any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the
      United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the
      United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

    o any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

    o any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

    o any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

    o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

    o any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury
      Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

    o any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of Lehman
      Brothers Holdings, or (2) a controlled foreign corporation with respect to
      Lehman Brothers Holdings within the meaning of the Code; or

    o any combinations of items identified in the bullet points above.

    In addition, Lehman Brothers Holdings will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

                                       15

    The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

REDEMPTION UPON A TAX EVENT

    If so noted in the applicable prospectus supplement for a particular issuance, the debt securities may be redeemed at the option of Lehman Brothers
Holdings in whole, but not in part, on not more than 60 days' and not less than
30 days' notice, at a redemption price equal to 100% of their principal amount, if Lehman Brothers Holdings determines that as a result of a "change in tax law"
(as defined below):

    o Lehman Brothers Holdings has or will become obligated to pay additional amounts as described under the heading "--Payment of Additional Amounts"
      on any debt security, or

    o there is a substantial possibility that Lehman Brothers Holdings will be required to pay such additional amounts.

    A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the
United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to Lehman Brothers Holdings.

    Prior to the publication of any notice of redemption, Lehman Brothers
Holdings shall deliver to the Trustee (1) an officers' certificate stating that
Lehman Brothers Holdings is entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to the right of Lehman Brothers Holdings so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

GOVERNING LAW

    Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

CONCERNING THE TRUSTEES

    Lehman Brothers Holdings has had and may continue to have banking and other business relationships with the trustees in the ordinary course of business.

                                       16

                          DESCRIPTION OF COMMON STOCK

    As of the date of this prospectus, Lehman Brothers Holdings' authorized capital stock includes 600 million shares of common stock. The following briefly summarizes the material terms of Lehman Brothers Holdings' common stock. You should read the more detailed provisions of Lehman Brothers Holdings'
certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions on page 6.

COMMON STOCK

    As of March 31, 2001, Lehman Brothers Holdings had outstanding 246,491,672 shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class together with holders of the company's Redeemable Voting
Preferred Stock, which is described below. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

    Upon voluntary or involuntary liquidation, dissolution or winding up of
Lehman Brothers Holdings, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York
Stock Exchange and the Pacific Exchange.

DELAWARE LAW, CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS THAT MAY HAVE
  AN ANTITAKEOVER EFFECT

    The following discussion concerns certain provisions of Delaware law and
Lehman Brothers Holdings' certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares.

    DELAWARE LAW.  Lehman Brothers Holdings is governed by the provisions of
Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

    o prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

    o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

                                       17

    o at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

    A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder"
is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

    CERTIFICATE OF INCORPORATION AND BY-LAWS.  Lehman Brothers Holdings'
certificate of incorporation provides that its board of directors be classified into three classes of directors, each class consisting of approximately one-third of the directors. Directors serve a three-year term, with a different class of directors up for election each year. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Lehman Brothers
Holdings' certificate of incorporation does not provide otherwise. Its certificate of incorporation also provides that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

    Lehman Brothers Holdings' by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief
Executive Officer, the President in the absence or inability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition,
Lehman Brothers Holdings' by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

                                       18

                         DESCRIPTION OF PREFERRED STOCK

    As of the date of this Prospectus, Lehman Brothers Holdings' authorized capital stock includes 38 million shares of preferred stock. The following briefly summarizes the material terms of Lehman Brothers Holdings' preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Lehman Brothers Holdings which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of Lehman Brothers Holdings'
restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designation relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a Form 8-K or similar document incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 6. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Lehman Brothers Holdings'
outstanding preferred stock, see below under "Outstanding Preferred Stock."

GENERAL

    Under Lehman Brothers Holdings' certificate of incorporation, the board of directors of Lehman Brothers Holdings is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

    o the number of shares to be included in the series;

    o the designation, powers, preferences and rights of the shares of the series; and

    o the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

    Prior to the issuance of any series of preferred stock, the board of directors of Lehman Brothers Holdings will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term "board of directors of Lehman Brothers Holdings"
includes any duly authorized committee.

    The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of
Lehman Brothers Holdings and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Lehman Brothers Holdings may have the effect of rendering more difficult or discouraging an acquisition of Lehman
Brothers Holdings deemed undesirable by the board of directors of Lehman
Brothers Holdings.

    The preferred stock will be, when issued, fully paid and nonassessable.
Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Lehman Brothers Holdings.

    The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

                                       19

RANK

    Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

    Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by the board of directors of Lehman Brothers
Holdings out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Lehman Brothers Holdings or, if applicable, the records of the depositary referred to below under
"Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

    Lehman Brothers Holdings may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

    o all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

    o the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

    Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

    Similarly, Lehman Brothers Holdings may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Lehman Brothers Holdings ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

    o all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

    o the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

    The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Lehman Brothers Holdings or any other entity.

REDEMPTION

    If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Lehman Brothers Holdings or the holder thereof and may be mandatorily redeemed.

    Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

                                       20

    Unless Lehman Brothers Holdings defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of
Lehman Brothers Holdings, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

    If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of
Lehman Brothers Holdings on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Lehman Brothers Holdings after they have received their full liquidation preference.

VOTING RIGHTS

    The holders of shares of preferred stock will have no voting rights, except:

    o as otherwise stated in the prospectus supplement;

    o as otherwise stated in the certificate of designation establishing such series; or

    o as required by applicable law.

OUTSTANDING PREFERRED STOCK

    Set forth below is specific information concerning the various series of preferred stock that have been issued by Lehman Brothers Holdings and that are currently outstanding.

                                                                                      DATE NEXT
                                                                                      REDEEMABLE
                                    NUMBER OF                        REDEMPTION       BY LEHMAN    GENERAL
                                     SHARES          DIVIDENDS       PRICE PER         BROTHERS     VOTING
TITLE OF SERIES                    OUTSTANDING       PER YEAR          SHARE           HOLDINGS     RIGHTS
---------------                    -----------       ---------       ----------       ----------   --------

Redeemable Voting Preferred
  Stock..........................       1,000         Variable(1)    $    1.00         Variable(2)   Yes(3)
5.94% Cumulative Preferred Stock,
  Series C.......................     500,000          $ 29.70       $  500.00         05/31/08       No
5.67% Cumulative Preferred Stock,
  Series D.......................      40,000          $283.50       $5,000.00         08/31/08       No
Fixed/Adjustable Rate Cumulative
  Preferred Stock, Series E......      50,000          $355.75(4)    $5,000.00         05/31/05       No

------------------------

(1) The holders of the Redeemable Voting Preferred Stock (as of the date of this prospectus, The American Express Company and Nippon Life Insurance Company)
    are entitled to 50% of the amount by which Lehman Brothers Holdings' net income for a fiscal year exceeds $400 million, to a maximum of $50 million per year (prorated for the final dividend period, which runs from
    December 1, 2001 to May 31, 2002).

(2) Redemption is mandatory on May 31, 2002. The holders also have the right to require Lehman Brothers Holdings to redeem the Redeemable Voting Preferred
    Stock if a Designated Event (as

                                       21

    defined in Lehman Brothers Holdings' certificate of incorporation) occurs, for an aggregate redemption payment of $50 million if such event occurs prior to November 30, 2001.

(3) Holders of shares of Redeemable Voting Preferred Stock are entitled to 1,059 votes per share when voting as a class with the common stock, subject to anti-dilution adjustment. American Express has agreed that as long as it holds Redeemable Voting Preferred Stock, it will vote it in the same proportion as the common stock holders on matters voted on generally.

(4) $355.75 until May 31, 2005; thereafter, to be determined, but in any event no less than $380.75 nor more than $680.75.

    Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights:

    o that are required by law,

    o that apply if there is a default in paying dividends for the equivalent of six calendar quarters, and

    o when Lehman Brothers Holdings wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series.

Some or all of these special voting rights apply to each series of preferred stock listed above. In the event of a default in paying dividends for the equivalent of six calendar quarters, the holders of the Redeemable Voting
Preferred Stock, the 5.94% Cumulative Preferred Stock, Series C, the 5.67%
Cumulative Preferred Stock, Series D, and the Fixed/Adjustable Rate Cumulative
Preferred Stock, Series E, have the right collectively to elect two additional directors to Lehman Brothers Holdings' board of directors until such dividends are paid.

                                       22

                        DESCRIPTION OF DEPOSITARY SHARES

    The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Lehman Brothers Holdings and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions on page 6. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

GENERAL

    Lehman Brothers Holdings may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Lehman Brothers Holdings will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

    The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Lehman Brothers Holdings and a bank or trust company selected by Lehman Brothers Holdings having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

    The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

    The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Lehman Brothers Holdings, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

    If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

                                       23

    Whenever Lehman Brothers Holdings redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

VOTING DEPOSITED PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock.
Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

    Lehman Brothers Holdings will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Lehman Brothers Holdings and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

    o all outstanding depositary shares have been redeemed; or

    o a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Lehman Brothers Holdings.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

    Lehman Brothers Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Lehman Brothers Holdings also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The preferred stock depositary may resign at any time by delivering to
Lehman Brothers Holdings notice of its intent to do so, and Lehman Brothers
Holdings may at any time remove the preferred

                                       24

stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within
60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The preferred stock depositary will forward all reports and communications from Lehman Brothers Holdings which are delivered to the preferred stock depositary and which Lehman Brothers Holdings is required to furnish to the holders of the deposited preferred stock.

    Neither the preferred stock depositary nor Lehman Brothers Holdings will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Lehman Brothers Holdings and the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Lehman
Brothers Holdings and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                          FORM, EXCHANGE AND TRANSFER

    Securities will only be issued in registered form; no securities will be issued in bearer form. Lehman Brothers Holdings will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Common stock will be issued in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

    If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

    o The securities will be issued in fully registered form in denominations stated in the prospectus supplement. Holders may exchange their securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

    o Holders may exchange, transfer, present for payment or exercise their securities at the office of the relevant trustee or agent indicated in the prospectus supplement. They may also replace lost, stolen, destroyed or mutilated securities at that office. Lehman Brothers Holdings may appoint another entity to perform these functions or may perform them itself.

    o Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if Lehman
      Brothers Holdings' transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

                                       25

    o If Lehman Brothers Holdings has the right to redeem, accelerate or settle any securities before their maturity or expiration, and Lehman Brothers
      Holdings exercises that right as to less than all those securities, Lehman
      Brothers Holdings may block the transfer or exchange of those securities during the period beginning 15 days before the day Lehman Brothers
      Holdings mails the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing.
      Lehman Brothers Holdings may also refuse to register transfers of or exchange any security selected for early settlement, except that Lehman
      Brothers Holdings will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

    o If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

    Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

    Purchasers of securities may only hold interests in the global notes through
DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the
"top" and the beneficial owner's own securities intermediary at the "bottom."

    The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the
United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form.
These laws may impair the ability to transfer book-entry securities.

    A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

    o DTC is unwilling or unable to continue as depositary for such global security and Lehman Brothers Holdings does not appoint a qualified replacement for DTC within 90 days; or

    o Lehman Brothers Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

    Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons

                                       26

specified by DTC in a written instruction to the registrar of the securities.
DTC may base its written instruction upon directions that it receives from its participants.

    In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with
DTC's procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

    Lehman Brothers Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CLEARSTREAM AND EUROCLEAR

    Links have been established among DTC, Clearstream Banking, societe anonyme,
Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

    Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

    Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and
Euroclear, as participants in DTC.

    When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a
Euroclear participant, the purchaser must send instructions to Clearstream
Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day
(European time).

    Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

    When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to
Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream
Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), proceeds credited to the Clearstream Banking SA or
Euroclear participant's account would instead be valued as of the actual settlement date.

                                       27

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Simpson Thacher & Bartlett, our special United States tax counsel, the following discussion is an accurate summary of the material United
States federal income tax consequences of the purchase, ownership and disposition of debt securities and common and preferred stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets by United
States holders and does not deal with special situations. For example, this summary does not address:

    o tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

    o tax consequences to persons holding debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

    o tax consequences to United States holders of debt securities or common or preferred stock whose "functional currency" is not the U.S. dollar;

    o certain expatriates who are holders of our debt securities or common or preferred stock;

    o alternative minimum tax consequences, if any; or

    o any state, local or foreign tax consequences.

    The discussion below is based upon the provisions of the Internal Revenue
Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. We will summarize any special United
States federal tax considerations relevant to a particular issue of the debt securities or common or preferred stock in the applicable prospectus supplement.
We will also summarize certain federal income tax consequences, if any, applicable to any offering of depositary shares in the applicable prospectus supplement.

    If a partnership holds our debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common or preferred stock, you should consult your tax advisors.

    IF YOU ARE CONSIDERING THE PURCHASE OF DEBT SECURITIES OR COMMON OR
PREFERRED STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL
INCOME TAX CONSEQUENCES TO YOU AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF
ANY OTHER TAXING JURISDICTION.

DEBT SECURITIES

  CONSEQUENCES TO UNITED STATES HOLDERS

    The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities.

                                       28

    Certain consequences to "non-United States holders" of debt securities are described under "--Consequences to Non-United States Holders" below.

    "United States holder" means a beneficial owner of a debt security that is:

    o a citizen or resident of the United States;

    o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

    o an estate the income of which is subject to United States federal income taxation regardless of its source;

    o a trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or
      (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

    PAYMENTS OF INTEREST

    Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

    ORIGINAL ISSUE DISCOUNT

    If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income.
However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an OID debt security.

    A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term
"qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

    o it is payable at least once per year;

    o it is payable over the entire term of the debt security; and

    o it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

    We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

    If you own a debt security issued with "DE MINIMIS" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the DE MINIMIS OID in income at the time

                                       29

payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of DE MINIMIS OID that you have included in income will be treated as capital gain.

    Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of
OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

    If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method"
described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

    The amount of OID that you must include in income if you are the initial
United States holder of an OID debt security is the sum of the "daily portions"
of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued
OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The
"accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

    o the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

    o the aggregate of all qualified stated interest allocable to the accrual period.

    OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

    Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

    o the interest on a floating rate debt security is based on more than one interest index; or

                                       30

    o the principal amount of the debt security is indexed in any manner.

    This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

    You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated
interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

    SHORT-TERM DEBT SECURITIES

    In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated
redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest.
The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated
interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

    MARKET DISCOUNT

    If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified DE MINIMIS amount.
Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest

                                       31

method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

    ACQUISITION PREMIUM, AMORTIZABLE BOND PREMIUM

    If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

    If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that
(a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

    SALE, EXCHANGE AND RETIREMENT OF DEBT SECURITIES

    Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such)
and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation.
The deductibility of capital losses is subject to limitations.

    TAX CONSEQUENCES OF DEFEASANCE

    We may discharge our obligations under the debt securities as more fully described under "Description of Debt Securities--Defeasance" above. Such a discharge would generally for United

                                       32

States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions. Furthermore, following discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

    Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

    Any gain realized would generally not be taxable to Non-United States holders under the circumstances outlined below under "Consequences to Non-United
States Holders--United States Federal Income Tax."

    Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the federal income tax law.

    EXTENDIBLE DEBT SECURITIES, RENEWABLE DEBT SECURITIES AND RESET DEBT
     SECURITIES

    If so specified in an applicable prospectus supplement relating to a debt security, we may have the option to extend the maturity of a debt security. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

    The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, and the other consequences described above under
"Tax Consequences of Defeasance" would also apply.

    If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

    ORIGINAL ISSUE DISCOUNT.  The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of
OID, if we issue a debt security and have an option or combination of options to extend the term of the debt security, we will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security.
Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If we exercise such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date.

    You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

    FOREIGN CURRENCY DEBT SECURITIES

    PAYMENTS OF INTEREST.  If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the

                                       33

amount received, determined by translating the foreign currency received at the
"spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

    If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

    o the last day of the accrual period

    o the last day of the taxable year if the accrual period straddles your taxable year, or

    o on the date the interest payment is received if such date is within five days of the end of the accrual period.

    Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the
U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

    ORIGINAL ISSUE DISCOUNT.  OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment
(determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

    o first, as the receipt of any stated interest payments called for under the terms of the debt security

    o second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first,

    o third, as the receipt of principal.

    MARKET DISCOUNT AND BOND PREMIUM.  The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S.
dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

    Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce

                                       34

interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

    If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

    SALE, EXCHANGE OR RETIREMENT.  Your tax basis in a foreign currency debt security will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of your purchase. If you purchased the foreign currency debt security with previously owned foreign currency, you will recognize exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between your tax basis in the foreign currency and the fair market value of the debt security in
U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

    For purposes of determining the amount of any gain or loss you recognize on the sale, exchange retirement or other disposition of a foreign currency debt security, the amount realized on such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in foreign currency (other than amounts attributable to accrued but unpaid interest not previously included in your income), determined at the time of the sale, exchange, retirement or other disposition.

    You may also recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition
(including the sale, exchange, retirement or other disposition) of a foreign currency debt security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency debt security.

    If a foreign currency debt security is denominated in one of certain hyperinflationary currencies, generally:

    o exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) the debt security was held, and

    o such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on, and an adjustment to the holder's tax basis in, the foreign currency debt security.

    Your tax basis in foreign currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a foreign currency debt security will be the U.S. dollar value thereof at the spot rate at the time you receive such foreign currency. Any gain or loss recognized by you on a sale, exchange or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

    DUAL CURRENCY DEBT SECURITIES.  If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. The United States federal income tax treatment of dual currency debt securities is uncertain.
Treasury regulations currently in effect do not address the tax treatment of dual currency debt securities.

                                       35

    An IRS announcement states that the IRS is considering issuing proposed regulations that would:

    o apply the principles contained in regulations governing contingent debt instruments to dual currency notes in the "predominant currency" of the dual currency notes and

    o apply the rules discussed above with respect to foreign currency notes with OID for the translation of interest and principal into U.S. dollars.

    The IRS states that these concepts are still under consideration. Persons considering the purchase of dual currency notes should carefully examine the applicable prospectus supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such notes.

    If we exercise the option to make payments in a currency other than the specified currency, you may be considered to have exchanged your debt security denominated in the specified currency for a debt security denominated in the optional payment currency. If the exercise is treated as a taxable exchange, you will recognize gain or loss if any, equal to the difference between your basis in the debt security denominated in the specified currency and the value of the debt security denominated in the optional payment currency. If the exercise of the option is not treated as an exchange, you will not recognize gain or loss and your basis in the debt security will be unchanged.

    CONTINGENT PAYMENT DEBT SECURITIES

    The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the debt securities.

    We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. We will give notice in the applicable prospectus supplement when we determine that a particular debt security will be treated as contingent debt.

    The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period
(determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

    If the actual payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional interest. A negative adjustment will:

    o first, reduce the amount of interest required to be accrued in the current year

    o second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that your total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and

                                       36

    o third, any excess negative adjustments will be carried forward to offset future income or amount realized on disposition.

    Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

    You are generally bound by the comparable yield and projected payment schedule provided by us. However, if you believe that our projected payment schedule is unreasonable, you may set your own projected payment schedule so long as you explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the Commissioner of the IRS, such disclosure must be made in a statement attached to your timely filed federal income tax return for the taxable year in which the debt security is acquired.

    For special treatment of foreign currency debt securities or dual currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement.

    The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement and consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  CONSEQUENCES TO NON-UNITED STATES HOLDERS

    The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of debt securities.

    Special rules may apply to some non-United States holders, such as
"controlled foreign corporations," "passive foreign investment companies,"
"foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

    UNITED STATES FEDERAL WITHHOLDING TAX

    The 30% United States federal withholding tax will not apply to any payment of principal or interest, including OID, on debt securities provided that:

    o you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and United States Treasury regulations;

    o you are not a controlled foreign corporation that is related to us through stock ownership;

    o you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code; and

    o either (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a
      United States person or (b) you hold your notes through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations.

                                       37

    Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

    o IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty; or

    o IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

    Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

    UNITED STATES FEDERAL INCOME TAX

    If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to
United States federal income tax on that interest and OID on a net income basis
(although exempt from the 30% withholding tax) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments.
For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

    You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

    o the gain is effectively connected with your conduct of a trade or business in the United States; or

    o you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

    UNITED STATES FEDERAL ESTATE TAX

    Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that
(1) you do not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and United States Treasury regulations, and (2) interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

    UNITED STATES HOLDERS

    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A 31% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

                                       38

    NON-UNITED STATES HOLDERS

    In general, no information reporting or backup withholding will be required regarding payments that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the statement described above under "United States Federal Withholding Tax."

    In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United
States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a United States person or you otherwise establish an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

COMMON AND PREFERRED STOCK

  CONSEQUENCES TO UNITED STATES HOLDERS

    The consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

    o the term of the stock;

    o any put or call option or redemption provisions with respect to the stock;

    o any conversion or exchange features with respect to the stock; and

    o the price at which the stock is sold.

    United States holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such terms.

  CONSEQUENCES TO NON-UNITED STATES HOLDERS

    The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of common or preferred stock.

    Special rules may apply to some non-United States holders, such as
"controlled foreign corporations," "passive foreign investment companies,"
"foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

    DIVIDENDS

    In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United
States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the

                                       39

withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

    A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid back-up withholding as discussed below, will be required to satisfy the certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

    If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  GAIN ON DISPOSITION OF COMMON OR PREFERRED STOCK

    You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common or preferred stock unless:

    o the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

    o you are an individual holding the common or preferred stock as a capital asset, and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

    o we are or have been a "United States real property holding corporation"
      for United States federal income tax purposes.

    If you are an individual non-United States holder described in the first bullet point above you will be subject to United States federal income tax on the net gain derived from the sale. If you are an individual non-United States holder described in the second bullet point above you will be subject to a flat
30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States
holder that is a foreign corporation and you are described in the first bullet point above, you will be subject to tax on your gain under regular graduated
United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

    We believe that we are not currently and do not anticipate becoming a
"United States real property holding corporation" for United States federal income tax purposes. We will give you notice in an applicable pricing supplement if we determine that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

  FEDERAL ESTATE TAX

    If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

                                       40

  INFORMATION REPORTING AND BACKUP WITHHOLDING

    We will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. We may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

    Backup withholding at the rate of 31% generally will apply to dividends paid to you unless you satisfy the certification requirements of applicable United
States Treasury regulations.

    Payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through some United States related financial intermediaries will be subject to both backup withholding and information reporting unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge that you are a United States person or (2) you otherwise establish an exemption.

    Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your federal income tax liability provided the required information is provided to the IRS.

PREFERRED STOCK AND DEPOSITARY SHARES

    If you are considering the purchase of preferred stock or depositary shares, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the holding and disposition of such preferred stock or depositary shares including any tax considerations relating to the specific terms of such preferred stock or depositary shares.

                                       41

                              PLAN OF DISTRIBUTION

    Lehman Brothers Holdings may offer the offered securities in one or more of the following ways from time to time:

    o to or through underwriters or dealers;

    o by itself directly;

    o through agents; or

    o through a combination of any of these methods of sale.

    Any such underwriters, dealers or agents may include Lehman Brothers Inc. or other affiliates of Lehman Brothers Holdings.

    The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

    o the name or names of any underwriters, dealers or agents;

    o the purchase price of the offered securities and the proceeds to Lehman
      Brothers Holdings from such sale;

    o any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

    o the initial public offering price;

    o any discounts or concessions to be allowed or reallowed or paid to dealers; and

    o any securities exchanges on which such offered securities may be listed.

    Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

    In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

    o A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

    o A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

                                       42

    o A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

    These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

    If dealers are utilized in the sale of offered securities, Lehman Brothers
Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

    Offered securities may be sold directly by Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman
Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act.
Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by
Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the applicable prospectus supplement, Lehman Brothers
Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman
Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

    In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares.

    Lehman Brothers Inc., the broker-dealer subsidiary of Lehman Brothers
Holdings, is a member of the National Association of Securities Dealers, Inc.
and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the
NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

    This prospectus together with any applicable prospectus supplement may also be used by Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

    Underwriters, dealers and agents may be entitled, under agreements with
Lehman Brothers Holdings, to indemnification by Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Lehman Brothers Holdings and affiliates of Lehman Brothers Holdings in the ordinary course of business.

    Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be

                                       43

listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

UNITED KINGDOM SELLING RESTRICTIONS

    Each underwriter will represent and agree that:

    o it has not offered or sold and prior to the date six months after the date of issue of the offered securities will not offer or sell offered securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the
      Public Offers of Securities Regulations 1995;

    o it has complied and will comply with all applicable provisions of the
      Financial Services Act 1986 with respect to anything done by it in relation to the offered securities in, from or otherwise involving the
      United Kingdom; and

    o it has only issued or passed on, and will only issue or pass on, in the
      United Kingdom any document received by it in connection with the issue of the offered securities to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment
      Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                                       44

                              ERISA CONSIDERATIONS

    Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement
Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"),
relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

                                 LEGAL MATTERS

    Oliver Budde, Vice President of Lehman Brothers Holdings, has rendered an opinion to Lehman Brothers Holdings regarding the validity of the securities offered by the prospectus. Simpson Thacher & Bartlett, New York, New York, or
other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett has from time to time acted as counsel for Lehman Brothers Holdings and its subsidiaries and may do so in the future.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of
Lehman Brothers Holdings Inc. as of November 30, 2000 and 1999, and for each of the years in the three-year period ended November 30, 2000, have been audited by
Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and such report are incorporated by reference in Lehman
Brothers Holdings' annual report on Form 10-K for the year ended November 30,
2000, and incorporated by reference in this prospectus. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report given on said authority.

                                       45

                               [GRAPHIC OMITTED]

                                 $24,820,000,000

                          LEHMAN BROTHERS HOLDINGS INC.

                           MEDIUM-TERM NOTES, SERIES G
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                                -----------------

                              PROSPECTUS SUPPLEMENT
                                  JUNE 14, 2001

                              (INCLUDING PROSPECTUS
                              DATED JUNE 14, 2001)

                                -----------------

                                 LEHMAN BROTHERS

                                   $10,000,000

                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES G

                        1.00% NOTES DUE NOVEMBER 18, 2009
         PERFORMANCE LINKED TO HSBC PLC (HBC) AMERICAN DEPOSITORY SHARES

                             ----------------------

                               PRICING SUPPLEMENT
                                NOVEMBER 11, 2004

                        (INCLUDING PROSPECTUS SUPPLEMENT
                             DATED AUGUST 20, 2003,

                              PROSPECTUS SUPPLEMENT
                             DATED JUNE 14, 2001 AND

                                   PROSPECTUS
                              DATED JUNE 14, 2001)

                             ----------------------

                                 LEHMAN BROTHERS